Exhibit (10)(o)

ALLTEL CORPORATION
401(k) PLAN
(January 1, 2001 Restatement)

TABLE OF CONTENTS
		Page
PREAMBLE		1
ARTICLE I DEFINITIONS		2
1.01	Additional Employer Matching Contribution	2
1.02	Authorized Leave of Absence	2
1.03	Basic Employer Matching Contribution	2
1.04	Beneficiary	2
1.05	Board of Directors	2
1.06	Code	2
1.07	Committee	2
1.08	Company	3
1.09	Compensation	3
1.10	Controlled Group	3
1.11	Effective Date	4
1.12	Eligible Employee	4
1.13	Employee	4
1.14	Employer	5
1.15	Employer Contribution	5
1.16	Employer Qualified Nonelective Contribution	5
1.17	ERISA	5
1.18	Highly Compensated Employee	5
1.19	Hour of Service	6
1.20	Investment Fund	7
1.21	Matched Salary Deferral Contributions	7
1.22	Matching Employer	7
1.23	Nonhighly Compensated Employee	7
1.24	Normal Retirement Age	7
1.25	Participant	7
1.26	Plan	7
1.27	Plan Administrator	8
1.28	Plan Year	8
1.29	Prior Plan	8
1.30	Reemployment Commencement Date	8
1.31	Rollover Contribution	8
1.32	Salary Deferral Contribution	8
1.33	Separate Account	8
1.34	Settlement Date	8
1.35	Spouse	8
1.36	Sub-Account	9
1.37	Total and Permanent Disability	9
1.38	Trust	9
1.39	Trust Agreement	9
1.40	Trustee	9
1.41	Trust Fund	9
1.42	Unmatched Salary Deferral Contributions	10
1.43	Valuation Date	10
1.44	Year of Eligibility Service	10
1.45	Year of Participation Service	10
ARTICLE II ADMINISTRATION		11
2.01	Plan Administrator	11
2.02	Allocation of Authority and Responsibility Among Named Fiduciaries	11
2.03	Rights, Powers and Duties of the Plan Administrator	11
2.04	Discharge of Duties	12
2.05	Indemnification	12
2.06	Compensation and Expenses	13
2.07	Committee	13
2.08	Administrative Expenses	14
ARTICLE III GENERAL PROVISIONS		15
3.01	Adoption of the Plan by Other Employers	15
3.02	No Contract of Employment	15
3.03	Restrictions Upon Assignments and Creditor's Claims	15
3.04	Facility of Payment	16
3.05	Restriction of Claims Against Trust	16
3.06	Benefits Payable from Trust	16
3.07	Merger and Transfer of Assets or Liabilities	16
3.08	Applicable Law	17
3.09	Reversion of Employer Contributions	17
3.10	Qualified Military Service Rights	17
ARTICLE IV CLAIMS PROCEDURES		18
4.01	Claim for Benefits	18
4.02	Review	18
ARTICLE V AMENDMENT AND TERMINATION		20
5.01	Amendment and Termination of the Plan	20
5.02	Procedure Upon Termination	20
5.03	Non-Forfeitability Upon Termination of Plan	21
5.04	Reorganization	21
5.05	Withdrawal of an Employer	21
ARTICLE VI TRUST AGREEMENT AND TRUST FUND		23
6.01	Trust Agreement and Trust Fund	23
6.02	Irrevocability	23
6.03	Benefits Payable Only from Trust Fund	23
6.04	Optional Provision for Benefits	23
6.05	Commingling Authorized	23
ARTICLE VII LIMITATIONS ON CONTRIBUTIONS		25
7.01	Definitions	25
7.02	Code Section 402(g) Limit	25
7.03	Distribution of Excess Deferrals	26
7.04	Limitation on Salary Deferral and Employer Matching Contributions of Highly Compensated Employees	26
7.05	Code Section 415 Limitations on Crediting of Contributions and Forfeitures	27
7.06	Coverage Under Other Qualified Defined Contribution Plan	28
7.07	Coverage Under Qualified Defined Benefit Plan	28
7.08	Scope of Limitations	29
7.09	Separate Testing	29
ARTICLE VIII TOP HEAVY PROVISIONS		31
8.01	Definitions	31
8.02	Applicability	33
8.03	Minimum Employer Contribution	33
8.04	Coordination with Other Plans	33
8.05	Adjustments to Section 415 Limitations	34
8.06	Accelerated Vesting	34
8.07	EGTRRA Provision	34
ARTICLE IX SERVICE		37
9.01	Crediting of Hours of Service	37
9.02	Limitations on Crediting of Hours of Service	37
9.03	Department of Labor Rules	38
9.04	Years of Eligibility Service	38
ARTICLE X ELIGIBILITY AND PARTICIPATION		40
10.01	Eligibility and Participation	40
10.02	Termination and Rehiring	40
10.03	Duration of Participation	40
ARTICLE XI INVESTMENT FUNDS, ACCOUNTING, AND SEPARATE ACCOUNTS		42
11.01	Investment Funds	42
11.02	Participant Loans	42
11.03	Participant Investment Elections	42
11.04	Change of Investment Elections	42
11.05	Transfers Among Investment Funds	42
11.06	Allocation of Earnings or Losses to Separate Accounts	43
11.07	Separate Accounts	43
11.08	Sub-Accounts	44
11.09	No Participant Investment Election	44
ARTICLE XII SALARY DEFERRAL CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS		45
12.01	Salary Deferral Contributions	45
12.02	Amount of Salary Deferral Contributions	45
12.03	Changes in Salary Reduction Agreement	45
12.04	Suspension of Salary Deferral Contributions	45
12.05	Resumption of Salary Deferral Contributions	46
12.06	Delivery and Crediting of Salary Deferral Contributions	46
12.07	Limitations on Salary Deferral Contributions	46
12.08	Rollover Contributions	46
ARTICLE XIII EMPLOYER CONTRIBUTIONS AND ALLOCATIONS		48
13.01	Employer Qualified Nonelective Contributions	48
13.02	Basic Employer Matching Contributions	48
13.03	Additional Employer Matching Contributions	48
13.04	Allocation of Employer Qualified Nonelective Contributions	48
13.05	Allocation of Basic Employer Matching Contributions	48
13.06	Allocation of Additional Employer Matching Contributions	49
13.07	Eligibility to Share in Allocation of Employer Contributions	49
13.08	Timing of Employer Contributions	51
13.09	Suspense Account Reduction	51
13.10	Limitations on Employer Contributions	51
13.11	Overriding Provisions Regarding Collective Bargaining Agreements	51
ARTICLE XIV DISTRIBUTIONS		52
14.01	Distributions	52
14.02	Distributions to Beneficiaries	52
14.03	Administrative Powers Relating to Payments	53
14.04	Reemployment	53
ARTICLE XV FORMS OF PAYMENT		54
15.01	Method of Distribution	54
15.02	Consent and Timing	55
15.03	Notice Regarding Distribution	56
15.04	Small Benefit Cash-Out	56
15.05	Payment to Estate	57
15.06	Direct Rollover Requirements	57
15.07	Amount and Timing of Distribution	59
15.08	Form of Election	59
15.09	Provision Pursuant to Sections 401(a)(9) and 401(a)(14) of the Code	59
ARTICLE XVI VESTING		61
16.01	Full Vesting	61
ARTICLE XVII BENEFICIARIES		62
17.01	Designation of Beneficiary	62
17.02	Spousal Consent Requirements	62
17.03	No Beneficiary	62
17.04	Reliance	62
17.05	Payment to Estate	63
ARTICLE XVIII LOANS		64
18.01	Application for Loan	64
18.02	Reduction of Account Upon Distribution	64
18.03	Requirements to Prevent a Taxable Distribution	64
18.04	Administration of Loans	65
18.05	Default	65
ARTICLE XIX IN SERVICE WITHDRAWALS		67
19.01	Withdrawals While Still Employed	67
19.02	Certain Other Withdrawals	69
ARTICLE XX MERGER OF CERTAIN PLANS INTO THE PLAN		70
20.01	In General	70
20.02	Merger of CP National Corporation Incentive Thrift Savings Plan	70
20.03	Merger of Houston Wire & Cable Company Combination Profit Sharing and Salary Deferral Plan	71
20.04	Merger of Computer Power, Inc. Retirement Savings Plan	71
20.05	Merger of TDS Healthcare Systems Corporation Profit Sharing Plan	72
20.06	Merger of Vertex Business Systems, Inc. 401(k) Employee Savings Plan	72
20.07	Merger of 360 Communications Company Retirement Savings Plan	73
20.08	Merger of Advanced Information Resources, LTD 401(k) Savings Plan	74
20.09	Merger of Aliant Communications, Inc. 401(k) Savings and Stock Ownership Plan	75
ARTICLE XXI TRANSFER OF BENEFITS WITH RESPECT TO CERTAIN EMPLOYEES WHOSE EMPLOYMENT TRANSFERS TO CITIZENS UTILITIES COMPANY OR ONE OF ITS AFFILIATES		79
21.01	Definitions.	79
21.02	Transfer of Assets.	80
21.03	Benefit Payments After an Effective Date but Prior to the Transfer of Assets.	80
21.04	Cessation of Participation.	80
21.05	Vested Interest of Transfer Employees.	80
21.06	Plan Continuing.	81
21.07	Overriding Provisions.	81
ARTICLE XXII TRANSFER OF BENEFITS TO THE PLAN WITH RESPECT TO CERTAIN FORMER EMPLOYEES OF CITIZENS UTILITIES COMPANY OF PENNSYLVANIA		82
22.01	Definitions	82
22.02	Transfer of Accounts	82
22.03	Establishment of Accounts	83
22.04	Elections, Waivers, and Beneficiary Designations	83
22.05	Outstanding Loans	83
22.06	Vested Interest of Transfer Employees	83
22.07	Overriding Provisions	83
ARTICLE XXIII TRANSFER OF BENEFITS TO THE PLAN WITH RESPECT TO CERTAIN FORMER EMPLOYEES OF CITIZENS UTILITIES COMPANY		84
23.01	Definitions	84
23.02	Transfer of Accounts	84
23.03	Establishment of Accounts	84
23.04	Elections, Waivers, and Beneficiary Designations	85
23.05	Outstanding Loans	85
23.06	Vested Interest of Transfer Employees	85
23.07	Overriding Provisions	85
ARTICLE XXIV TRANSFER OF BENEFITS WITH RESPECT TO CERTAIN EMPLOYEES WHOSE EMPLOYMENT TRANSFERS TO FISERVE, INC., FISERVE SAN DIEGO, INC. OR FISERVE BOSTON, INC.		86
24.01	Definitions	86
24.02	Transfer of Assets	86
24.03	Benefit Payments After the Closing Date but Prior to the Transfer of Assets	86
24.04	Cessation of Participation	87
24.05	Vested Interest of Transfer Employees	87
24.06	Plan Continuing	87
24.07	Overriding Provisions	87
ARTICLE XXV TRANSFER OF BENEFITS TO THE PLAN WITH RESPECT TO CERTAIN FORMER EMPLOYEES OF CITIZENS SAVINGS BANK		88
25.01	Definitions	88
25.02	Transfer of Accounts	88
25.03	Establishment of Accounts	88
25.04	Elections, Waivers, and Beneficiary Designations	89
25.05	Outstanding Loans	89
25.06	Vested Interest of Transfer Employees	89
25.07	Transfer Plan ADP and ACP Test Provisions	89
25.08	Overriding Provisions	89
ARTICLE XXVI TRANSFER OF BENEFITS TO THE PLAN WITH RESPECT TO CERTAIN FORMER EMPLOYEES OF WILMINGTON SAVINGS FUND SOCIETY, FSB		90
26.01	Definitions	90
26.02	Transfer of Accounts	90
26.03	Establishment of Accounts	90
26.04	Elections, Waivers, and Beneficiary Designations	91
26.05	Outstanding Loans	91
26.06	Vested Interest of Transfer Employees	91
26.07	Overriding Provisions	91
ARTICLE XXVII TRANSFER OF BENEFITS TO THE PLAN WITH RESPECT TO CERTAIN FORMER EMPLOYEES OF SOUTHWESTCO WIRELESS, L.P.		92
27.01	Definitions	92
27.02	Transfer of Accounts	92
27.03	Establishment of Accounts	92
27.04	Elections, Waivers, and Beneficiary Designations	93
27.05	Outstanding Loans	93
27.06	Vested Interest of Transfer Employees	93
27.07	Overriding Provisions	93
ARTICLE XXVIII EXTENSION OF COVERAGE TO CERTAIN EMPLOYEES		94
28.01	Extension of Coverage to Certain Georgia Exchange Employees	94
28.02	Extension of Coverage to Certain Ohio Employees	94
28.03	Extension of Coverage to Certain Georgia Exchange Employees	95
28.04	Extension of Coverage to Certain Kentucky Employees	95
28.05	Extension of Coverage to Certain Alabama Employees	95
ARTICLE XXIX SPECIAL PROVISIONS AND EFFECTIVE DATES		97
29.01	Effective Date	97
29.02	Tax Reform Act of 1986 Effective Dates	97
29.03	GUST Effective Dates	97
29.04	EGTRAA Effective Dates	98

ALLTEL CORPORATION
401(k) PLAN
(January 1, 2001 Restatement)

PREAMBLE

The Thrift Plan for Employees of Systematics Information Services, Inc. and Participating Affiliates, originally effective as of January 1, 1986, and known for periods on and after October 26, 1994 (and prior to July 1, 2001) as the ALLTEL Corporation Thrift Plan, was amended and restated effective January 1, 1994, and was thereafter amended on several occasions. On and after July 1, 2001, the Plan shall be known as the ALLTEL Corporation 401(k) Plan.

The Plan is hereby amended and restated in its entirety, effective as herein set forth.

The Plan, as amended and restated hereby, is intended to qualify as a profit-sharing plan for all purposes of the Code, ERISA and any other relevant purpose, notwithstanding that contributions may or may not be made without regard to current or accumulated profits of the employer and without regard to whether contributions may or may not be discretionary. The Plan includes a cash or deferred arrangement that is intended to qualify under Section 401(k) of the Code. The Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries.

ARTICLE I

DEFINITIONS

Whenever used herein with the initial letter capitalized, the following words and phrases shall have the following meanings unless a different meaning is plainly required by the context. For purposes of construction of the Plan, the masculine term shall include the feminine and the singular shall include the plural in all cases in which they could thus be applied.

1.01 Additional Employer Matching Contribution

A discretionary Employer matching contribution made pursuant to Section 13.03.

1.02 Authorized Leave of Absence

Any absence from regular employment authorized or excused by the Employer under its standard personnel practices, provided that all persons under similar circumstances shall be treated alike in the granting of such Authorized Leaves of Absence.

1.03 Basic Employer Matching Contribution

A discretionary Employer matching contribution made pursuant to Section 13.02.

1.04 Beneficiary

The person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire vested interest under the Plan.

1.05 Board of Directors

The Board of Directors of the Company.

1.06 Code

The Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

1.07 Committee

The committee that may be established pursuant to Section 2.07.

1.08 Company

For periods on and after October 1, 1994, ALLTEL Corporation, a Delaware corporation, its corporate successors, and the surviving corporation resulting from any merger of ALLTEL Corporation with any other corporation or corporations. For periods on and after January 27, 1992, but before October, 1994, Systematics Information Services, Inc., a Delaware corporation, and its successor or successors. For periods prior to January 27, 1992, Systematics, Inc., an Arkansas corporation, and its successor or successors.

1.09 Compensation

The sum of:

a. the amounts actually paid to an Eligible Employee by the Employer for services rendered as reported on the Eligible Employee's federal income tax withholding statement (Form W-2) or its subsequent equivalent for the applicable calendar year; exclusive however, of any such amounts that would not be subject to tax (for the purposes of the Federal Insurance Contributions Act) under Section 3101(a) of the Code without the dollar limitation of Section 3121(a)(1) of the Code, exclusive of relocation pay, any non-cash compensation, and allowances for cost-of-living other than allowances for international cost-of-living, and exclusive of deferred compensation whether in the year deferred or in the year earned or actually paid; and

b. any amounts that would have been includible in the Employee's Compensation as described in (a) above for such calendar year if they had not received special tax treatment because they were deferred by the Eligible Employee under the Plan through a salary reduction agreement pursuant to Section 401(k) of the Code or under a "cafeteria plan" as defined in Section 125 of the Code.

In no event, however, shall the Compensation of a Participant taken into account under the Plan for a Plan Year exceed the dollar limitation under Section 401(a)(17)(A) of the Code, subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code.

1.10 Controlled Group

An Employer and any and all other corporations, trades, businesses, or organizations, the employees of which together with the employees of the Employer are required, pursuant to the applicable provisions of Section 414(b), (c), or (m) of the Code, to be treated as if they were employed by a single employer.

1.11 Effective Date

The Plan was originally effective as of January 1, 1986.

1.12 Eligible Employee

Each Employee of the Employer, except

a. an Employee covered by a collective bargaining agreement between an Employer and a representative of such Employee that does not specifically provide for coverage under the Plan; provided, however, that if an Employee ceases to be covered by a collective bargaining agreement (other than by a transfer of employment) such an Employee shall not become an Eligible Employee unless coverage under the Plan is specifically extended to such an Employee by an amendment to the Plan,

b. any person who is a nonresident alien and who receives no earned income (within the meaning of Section 911(b) of the Code) from the Employer that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code),

c. a leased employee (as hereinafter defined),

d. any person whose compensation from the Employer is not regularly stated compensation on a salaried or hourly wage basis, or

e. any person who is not treated by the Employer as an employee for purposes of Section 3401 of the Code (without regard to any determination other than by the Employer that such person is or is not an employee for purposes of Section 3401 of the Code), without regard to any retroactive treatment by the Employer of such person as an employee for purposes of Section 3401 of the Code.

Notwithstanding the foregoing provisions of this Section 1.12, an Employee who is to be permitted to participate in the Plan pursuant to that certain Agreement between ALLTEL Corporation and International Brotherhood of Electrical Workers and Communications Workers of America (the "Agreement") became an Eligible Employee effective January 1, 2000, or as soon thereafter as practicable, as determined by the Company, and thereafter shall not be excluded from the definition of Eligible Employee by paragraph (a) of this Section 1.12 for periods with respect to which the Agreement so provides.

1.13 Employee

A person employed (as a common law employee) by the Controlled Group.

"Employee" shall include any "leased employee" (as hereinafter defined); provided, however, contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. The term "leased employee" means any person who, pursuant to an agreement between the Employer and any other person ("leasing organization"), has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n) of the Internal Revenue Code) on a substantially full-time basis for a period of at least one year, if such services are performed under the primary direction or control of the recipient. Notwithstanding the foregoing, a leased employee shall not be considered an Employee for any Plan Year if such leased employees constitute less than 20% of the number of the Employer's Nonhighly Compensated Employees within the meaning of Section 414(n)(5)(C)(ii) of the Code and if during such Plan Year the leased employee is covered by a plan described in Section 414(n)(5)(B) of the Code. A leased employee is not eligible to participate in the Plan unless he actually becomes an Employee (and an Eligible Employee) without regard to this paragraph.

1.14 Employer

ALLTEL Information Services, Inc., and any other member of the Controlled Group that has adopted the Plan pursuant to Section 3.01 or any corresponding predecessor provision of the Plan.

1.15 Employer Contribution

Any Employer contribution made pursuant to Article XIII.

1.16 Employer Qualified Nonelective Contribution

An Employer contribution made pursuant to Section 13.01.

1.17 ERISA

The Employee Retirement Income Security Act of 1974, as the same has been and may be amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

1.18 Highly Compensated Employee

For a particular Plan Year, an Employee or former Employee who is a highly compensated active employee or a highly compensated former employee as defined hereunder.

a. A "highly compensated active employee" includes any Employee who performs services for an Employer during the Plan Year and who (i) was a five percent owner within the meaning of Section 414(q)(2) of the Code at any time during the Plan Year or the look back year or (ii) received compensation from the Controlled Group during the look back year in excess of $80,000 (subject to adjustment annually at the same time and in the same manner as under Section 415(d) of the Code) and the Employee is in the top paid group of employees within the meaning of Section 414(q)(3) of the Code for the preceding Plan Year.

b. A "highly compensated former employee" includes any Employee who (1) separated from service from the Controlled Group (or is deemed to have separated from service from the Controlled Group) prior to the Plan Year, (2) performed no services for the Controlled Group during the Plan Year, and (3) for either the separation year or any Plan Year ending on or after the date the Employee attains age 55, was a highly compensated active employee, as determined under the rules in effect under Section 414(q) of the Code for such year.

c. If an Employee is a member of the family of a 5-percent owner within the meaning of Section 414(q) of the Code at any time during the Plan Year or preceding Plan Year then the Employee shall be treated as a 5-percent owner. For this purpose, the term "family" shall mean an Employee's spouse, children, grandchildren and parents.

d. The determination of who is a Highly Compensated Employee hereunder, including, if applicable, determinations as to the number and identity of employees in the top paid group, shall be made in accordance with the provisions of Section 414(q) of the Code and regulations issued thereunder.

e. For purposes of this definition, the following terms have the following meanings:

1. An employee's "compensation" means compensation as defined in Section 415(c)(3) of the Code and regulations issued thereunder.

2. The "look back year" means the 12-month period immediately preceding the Plan Year.

3. The term "top-paid group of Employees" shall mean that group of Employees of the Controlled Group consisting of the top 20 percent of such Employees when ranked on the basis of compensation paid by the Controlled Group during the Plan Year.

1.19 Hour of Service

Each hour, if any, that may be credited to a person in accordance with the provisions of Article IX.

1.20 Investment Fund

Any investment fund maintained or established from time to time under Article XI.

1.21 Matched Salary Deferral Contributions

With respect to Basic Employer Matching Contributions, a Participant's Salary Deferral Contributions that are not in excess of 6% of his Compensation for the Plan Year. With respect to Additional Employer Matching Contributions, a Participant's Salary Deferral Contributions that are (i) in excess of 3% of his Compensation for the Plan Year and (ii) not in excess of 6% of his Compensation for the Plan Year.

1.22 Matching Employer

With respect to Basic Matching Employer Contributions, ALLTEL Information Services, Inc., each subsidiary (direct or indirect) of ALLTEL Information Services, Inc. that is an Employer hereunder (other than a subsidiary that has not elected to make Basic Employer Matching Contributions to the Plan), and each other Employer that has elected to make Basic Employer Matching Contributions to the Plan. With respect to Additional Employer Matching Contributions, each Employer that (i) is a Matching Employer with respect to Basic Employer Matching Contributions and (ii) has elected to make Additional Employer Matching Contributions to the Plan.

1.23 Nonhighly Compensated Employee

Any Employee who is not a Highly Compensated Employee.

1.24 Normal Retirement Age

The date an Employee attains age 65.

1.25 Participant

A person who fulfills the eligibility requirements as provided in the Plan to become a Participant and who continues to qualify as a Participant in accordance with the Plan's provisions.

1.26 Plan

For periods on and after July 1, 2001, the ALLTEL Corporation 401(k) Plan, as set forth herein and as amended from time to time. For periods prior to July 1, 2001 but on and after October 26, 1994, the ALLTEL Corporation Thrift Plan, as amended from time to time. For periods prior to October 26, 1994, but on and after January 27, 1992, the Thrift Plan for Employees of Systematics Information Services, Inc. and Participating Employers, as amended from time to time. For periods prior to January 27, 1992, the Thrift Plan for Employees of Systematics, Inc., as amended from time to time.

1.27 Plan Administrator

The Company, which shall serve pursuant to the terms of Article II. The Company may allocate or delegate any or all of its authority under the Plan to a Committee of no less than three persons.

1.28 Plan Year

The twelve-month period which begins on the first day of January and which ends on the last day of December.

1.29 Prior Plan

Any other qualified plan that is merged into the Plan under Article XX.

1.30 Reemployment Commencement Date

The date on which an Employee first performs an Hour of Service following a termination of employment with the Controlled Group.

1.31 Rollover Contribution

Any rollover contribution to the Plan made by an Eligible Employee pursuant to Section 12.08.

1.32 Salary Deferral Contribution

The amount contributed to the Plan on a Participant's behalf by his Employer in accordance with his salary reduction agreement executed pursuant to Article XII.

1.33 Separate Account

The separate account maintained in the name of a Participant that reflects his interest in the Trust Fund and any Sub-Accounts established thereunder, as provided in Article XI.

1.34 Settlement Date

The date on which a Participant's interest under the Plan becomes distributable in accordance with Article XIV and Article XV following his termination of service.

1.35 Spouse

The person to whom a Participant is legally married at the time in question.

1.36 Sub-Account

Any of the individual sub-accounts of a Participant's Separate Account that is maintained as provided in Article XI.

1.37 Total and Permanent Disability

Permanent incapacity resulting in the Participant's being unable to engage in gainful employment at his usual occupation, or any other occupation for which he is reasonably suited by education, training and experience, by reason of any medically demonstrable physical or mental condition, excluding, however, (i) incapacity contracted, suffered or incurred while the Participant was engaged in, or which resulted from having engaged in, a felonious enterprise; (ii) incapacity resulting from or consisting of chronic alcoholism or addiction to drugs of abuse; (iii) incapacity resulting from an intentionally self-inflicted injury or illness; (iv) incapacity contracted, suffered or incurred in the employment of other than the Employer, including self-employment; (v) incapacity resulting from injury or disease incurred while serving in the armed forces of any country and for which a government disability benefit is payable. Notwithstanding the foregoing, the incapacity of a Participant who became an Employee prior to January 1, 1995, may be determined in accordance with the definition of Total and Permanent Disability in effect under the Plan prior to January 1, 1995 to the extent that the definition is more favorable to the Participant.

1.38T Trust

The trust maintained by the Trustee under the Trust Agreement.

1.39 Trust Agreement

The agreement between the Company and the Trustee establishing or maintaining the ALLTEL Corporation 401(k) Plan Trust, as amended from time to time.

1.40 Trustee

The entity or individual or individuals designated under the Trust Agreement and includes and denotes any successor or successor in trust under the Trust Agreement, unless the context clearly indicates a contrary intention.

1.41 Trust Fund

All cash, securities, real estate, or any other property held by the Trustee pursuant to the terms of the Trust Agreement, together with the income therefrom.

1.42 Unmatched Salary Deferral Contributions

With respect to Basic Employer Matching Contributions, all Salary Deferral Contributions that are not Matched Salary Deferral Contributions with respect to Basic Employer Contributions. With respect to Additional Employer Matching Contributions, all Salary Deferral Contributions that are not Matched Salary Deferral Contributions with respect to Additional Employer Contributions.

1.43 Valuation Date

Each date (or dates) as may be established from time to time by the Plan Administrator, which shall not be less frequent than once during each calendar month.

1.44 Year of Eligibility Service

A computation period during which an Employee is credited with at least 1,000 Hours of Service for purposes of determining his eligibility to participate in the Plan with respect to Employer Qualified Nonelective Contributions. For purposes of this Section 1.42, a computation period means (i) the 12-consecutive-month period beginning on the first date an Employee completes an Hour of Service, and (ii) each Plan Year beginning after such date. The determination of Years of Eligibility Service for certain Employees may be modified by Section 9.04.

1.45 Year of Participation Service

A Plan Year beginning on or after January 1, 1996, during which an Employee completes at least 1,000 Hours of Service.

ARTICLE II

ADMINISTRATION

2.01 Plan Administrator

The Company shall be the Plan Administrator and shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code.

2.02 Allocation of Authority and Responsibility Among Named Fiduciaries

The Company, the Plan Administrator, and the Trustee shall be "named fiduciaries" as defined in Section 402(a)(2) of ERISA. The Employers shall have the sole responsibility for making contributions under the Plan as determined by the Company. The Company shall have the sole responsibility for appointing one or more trustees as the Trustee. The Plan Administrator shall have the sole responsibility for the administration of the Plan as provided herein. Except to the extent that an investment manager has been appointed, the Trustee shall have the responsibility for the administration and management of the Trust Fund, in accordance with the provisions of the Trust Agreement. Each named fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, unless inconsistent with applicable law. Each named fiduciary may rely on any direction, information or action of another named fiduciary. It is intended under the Plan that each named fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan and shall not be responsible for any act or failure to act of another fiduciary (including named fiduciaries) if the responsibility or authority of the act or failure to act was not within the scope of the named fiduciary's authority or delegated responsibility. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset values.

2.03 Rights, Powers and Duties of the Plan Administrator

The Plan Administrator shall have all such powers and authority as may be necessary to discharge its responsibilities under the Plan, including the following rights, powers, and responsibilities:

a. The Plan Administrator shall administer the Plan uniformly and consistently with respect to persons who are similarly situated.

b. The Plan Administrator shall direct the Trustee in writing to make payments from the Trust Fund to persons who qualify for such payments hereunder. Such written order to the Trustee shall specify the name of the person, his address, and the amount and frequency of such payments. Benefits under the Plan shall be paid only if the Plan Administrator decides in its discretion that the applicant is entitled to the benefits under the provisions of the Plan. The Plan Administrator shall have the discretionary power and authority to interpret and construe the provisions of the Plan and to make factual determinations in deciding whether an applicant is entitled to benefits under the Plan.

c. The Plan Administrator shall have the sole responsibility for the administration of the Plan; and, except as herein expressly provided, the Plan Administrator shall have the exclusive discretionary power and authority to interpret and construe the provisions of the Plan and to determine any question arising hereunder or in connection with the administration of the Plan, including the remedying of any omission, inconsistency or ambiguity, and its decision or action in respect thereof shall be conclusive and binding upon any and all Participants, Beneficiaries, and their heirs, distributees, executors, administrators and assigns. In exercising such powers and authorities, the Plan Administrator shall at all times exercise good faith, apply standards of uniform application and refrain from any arbitrary action.

d. The Plan Administrator shall resolve all questions relating to participation in the Plan and determine the amount, manner, and timing of the payment of benefits under the Plan.

e. The Plan Administrator shall maintain such records as it determines are necessary, appropriate, or convenient to properly administer the Plan.

f. The Plan Administrator may adopt rules and procedures for the administration of the Plan that are consistent with the terms of the Plan.

g. The Plan Administrator may employ such counsel and agents for administrative, clerical, legal, medical, accounting, or other services as it may require in carrying out the provisions of the Plan.

h. The Plan Administrator shall prepare and distribute to Participants or their Beneficiaries all information required under federal law or by the other provisions of the Plan.

i. The Plan Administrator shall prepare and file all reports or other information required by applicable law.

2.04 Discharge of Duties

Each fiduciary under the Plan shall discharge its duties solely in the interest of Participants and their Beneficiaries in accordance with the applicable provisions of Section 404 of ERISA.

2.05 Indemnification

The Company shall indemnify any officer, director, or employee of a member of the Controlled Group to whom any power, authority, or responsibility is allocated or delegated for any liability actually and reasonably incurred with respect to the exercise or failure to exercise such power, authority, or responsibility, unless such liability results from such person's own gross negligence or willful misconduct.

2.06 Compensation and Expenses

No person who already receives full-time pay from a member of the Controlled Group shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

2.07 Committee

a. The Company, pursuant to authority of its Board of Directors, may allocate or delegate any or all of its powers, authority, or responsibilities as Plan Administrator to a Committee of no less than three persons. Nothing contained herein shall be construed to prevent any Participant or any director, officer, or employee of a member of the Controlled Group from serving as a member of the Committee.

b. Any action authorized, permitted, or required to be taken by the Committee may be taken by a majority of its members at the time acting hereunder, except that no member of the Committee who is a Participant shall take any part in any action relating solely to his participation. The decision of the majority may be expressed by a vote at a meeting of the Committee, or in writing without a meeting. Any direction or certification required or authorized to be given by the Committee shall be in writing and signed by a majority of the members of the Committee, or by such member as may be designated by an instrument in writing signed by all of the members thereof. The Committee shall keep a permanent record of its meetings and actions.

c. The Committee may from time to time allocate to one or more of its members and may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan that are permitted to be delegated under ERISA unless delegation is expressly prohibited by the terms of the Plan or the Trust Agreement. Any such allocation or delegation will be made in writing, will be reviewed periodically by the Committee, and will be terminable upon such notice as the Committee in its discretion deems reasonable and proper under the circumstances. Whenever a person or organization has the power and authority under the Plan to delegate discretionary authority respecting the administration of the Plan to another person or organization, the delegating party's responsibility with respect to such delegation is limited to the selection of the person to whom authority is delegated and the periodic review of such person's performance and compliance with applicable law and regulations. Any breach of fiduciary responsibility by the person to whom authority has been delegated which is not proximately caused by the delegating party's failure to properly select or supervise, and in which breach the delegating party does not otherwise participate, will not be considered a breach by the delegating party, to the extent permitted by law.

d. The Company, pursuant to authority of its Board of Directors, may from time to time remove members of the Committee and add members thereto. A member of the Committee may, at any time, notify the Company in writing of his intent to resign from the Committee, and such resignation shall be effective as of the date such written notification is received by the Company, unless a later date is specified therein. Vacancies occurring in the Committee whether by reason of resignation, removal, death or otherwise, shall be filled pursuant to authority of the Board of Directors.

e. The Committee may from time to time formulate such rules and regulations for its organization and the transaction of its business as it deems suitable and as are consistent with the provisions of the Plan and the Trust Agreement.

2.08 Administrative Expenses

The Plan Administrator may, in its discretion, direct the Trustee to pay from the Trust Fund all administrative expenses of the Plan and Trust, including the compensation of all persons employed by the Plan Administrator. To the extent such expenses are not paid from the Trust Fund, they shall be paid directly by the Company. Any expenses to be paid by the Trustee out of the Trust Fund shall be approved by the Plan Administrator before payment by the Trustee.

ARTICLE III

GENERAL PROVISIONS

3.01 Adoption of the Plan by Other Employers

Any member of the Controlled Group may, with the consent of the Company, adopt the Plan and thereby become an Employer hereunder by executing an instrument evidencing such adoption on the order of its board of directors or other organizational authority.

3.02 No Contract of Employment

Nothing herein contained shall be construed to constitute a contract of employment between the Employer and any Employee nor shall the maintenance of the Plan affect the Employer's right to discharge or otherwise discipline Employees. The employment records of the Employer and the Trustee's records shall be final and binding upon all Employees as to eligibility and participation.

3.03 Restrictions Upon Assignments and Creditor's Claims

a. Except as may be otherwise provided in the Plan, Section 401(a)(13)(B) of the Code (relating to qualified domestic relations orders), Sections 401(a)(13)(C) and (D) of the Code (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of the Treasury Regulations (relating to Federal tax levies), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have the power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, execution, levy or any other legal or equitable proceeding or process or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

b. Notwithstanding the foregoing, this Section 3.03 shall not apply to a qualified domestic relations order, as defined in Section 414(p) of the Code. The Plan Administrator shall establish a procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. The Plan Administrator shall promptly notify the Participant and each alternate payee of the receipt of any State domestic relations order and the procedure which the Plan Administrator will follow in determining whether the order constitutes a qualified domestic relations order, as defined in Section 414(p) of the Code.

c. Notwithstanding any other provision of the Plan to the contrary, and effective for domestic relations orders received by the Plan Administrator on or after January 1, 2002, a distribution to an alternate payee under a qualified domestic relations order may be made as soon as practicable after the issuance of the qualified domestic relations order and receipt and approval of the order as qualified by the Plan Administrator, provided the terms of the qualified domestic relations order permit payment of the distribution.

3.04 Facility of Payment

If any person to whom a benefit under the Plan is payable is unable to care for his affairs because of illness, accident or legal incompetence, any payment due may be paid, in the discretion of the Plan Administrator, to the Spouse, child, brother or sister of such person, or to any other persons deemed by the Plan Administrator to be maintaining or responsible for the maintenance of such person (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative). Any payment made in accordance with the provisions of this Section 3.04 shall be a complete discharge of any liabilities of the Plan with respect to the benefit so paid.

3.05 Restriction of Claims Against Trust

The Trust and the corpus and income thereof shall not be subject to the rights or claims of any creditor of the Employer or Controlled Group. Neither the establishment of the Trust, the modification of the Trust Agreement, the creation of any fund or account, nor the payment of any benefits shall be construed as giving any Participant or any other person any legal or equitable rights against the Controlled Group or any of its officers, employees, directors, or shareholders, or the Trustee unless the same shall be specifically provided for in the Plan.

3.06 Benefits Payable from Trust

All benefits payable under the Plan shall be paid or provided for solely from the Trust.

3.07 Merger and Transfer of Assets or Liabilities

The Plan shall not be merged or consolidated with any other plan, nor shall any assets or liabilities of the Plan be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets, each Participant would receive a benefit having a value equal to or greater than the benefit he would have received if the Plan had terminated immediately prior to the merger, consolidation or transfer.

3.08 Applicable Law

To the extent not preempted by federal law, the provisions of the Plan shall be construed, regulated, and administered in accordance with the laws of the State of Delaware. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

3.09 Reversion of Employer Contributions

At no time shall any part of the corpus or income of the Trust Fund be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries. Notwithstanding the foregoing, if a contribution to the Trust is made by the Employer by a mistake in fact, such contribution shall be returned to the Employer within one year after the payment of the contribution to the Trust if the Employer so directs. If a contribution by the Employer is conditioned on initial qualification of the Plan under Section 401 of the Code, and if the Plan does not qualify, then such contribution shall be returned to the Employer within one year after the date of denial of qualification of the Plan. If a contribution to the Trust is not fully deductible by the Employer under Section 404 of the Code, then, to the extent the deduction is disallowed, such a contribution may be returned to the Employer if the Employer so directs within one year after the disallowance of the deduction. Unless otherwise specified in writing, contributions made by the Employer to the Trust shall be deemed to be conditioned upon the initial and continued qualification of the Plan under Section 401(a) of the Code, the exempt status of the Trust under Section 501(a) of the Code, and the deductibility of the contribution under Section 404 of the Code.

3.10 Qualified Military Service Rights

Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service with respect to qualified military services shall be provided in accordance with Section 414(u) of the Code. The Plan Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service.

ARTICLE IV

CLAIMS PROCEDURES

4.01 Claim for Benefits

If any claim for benefits filed by any person under the Plan (the "claimant") is denied in whole or in part, the Plan Administrator shall issue a written notice of such decision to the claimant. The notice shall be issued to the claimant as soon as possible but in no event later than 90 days from the date the claim for benefits was filed. The notice issued by the Plan Administrator shall be written in a manner calculated to be understood by the claimant, and shall include the following:

a. the specific reason or reasons for any denial of benefits;

b. the specific Plan provisions on which any denial is based;

c. a description of any further material or information which is necessary for the claimant to perfect his claim and an explanation of why the material or information is needed; and

d. an explanation of the Plan's claim review procedures.

If the Plan Administrator fails to respond to a claim for benefits, such claim shall be deemed to have been denied. For claims filed on or after January 1, 2002, such written notice to the claimant shall be furnished within a reasonable period of time but not later than 90 days after such claim was filed (plus an additional 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), and shall also include an explanation of the time limits applicable to the Plan's claim review procedures and a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

4.02 Review

If the Plan Administrator denies a claim for benefits in whole or in part, or the claim is otherwise deemed to have been denied, the claimant or his duly authorized representative may submit to the Plan Administrator a written request for review of the claim denial within 60 days of the mailing receipt of the notice or deemed denial of his claim, which request shall contain the following information:

a. the date on which the claimant's request was filed with the Plan Administrator; provided, however, that the date on which the claimant's request for review was in fact filed with the Plan Administrator shall control in the event that the date of the actual filing is later than the date stated by the claimant pursuant to this paragraph (a);

b. the specific portions of the denial of his claim which the claimant requests the Plan Administrator to review;

c. a statement by the claimant setting forth the basis upon which he believes the Plan Administrator should reverse the previous denial of his claim for benefits and accept his claim as made; and

d. any written material (offered as exhibits) which the Claimant desires the Plan Administrator to examine in its consideration of his position as stated pursuant to paragraph (c).

The claimant or his duly authorized representative may:

a. review pertinent documents; and

b. submit issues and comments in writing to which the Plan Administrator shall respond.

The Plan Administrator shall furnish a written decision on review not later than 60 days after receipt of the written request for review of the claim denial, unless special circumstances require an extension of the time for processing the appeal. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension, and the Plan Administrator shall furnish a written decision on review not later than 120 days after receipt of the written request for review of the claim denial. If a written decision on review is not furnished within 60 days (or 120 days, if applicable) after receipt of the written request for review of the claim denial, the claim shall be deemed denied on review. The decision on review shall be in writing and shall include specific reasons for the decision, shall be written in a manner calculated to be understood by the claimant, and shall contain specific references to the pertinent Plan provisions on which the decision is based.

ARTICLE V

AMENDMENT AND TERMINATION

5.01 Amendment and Termination of the Plan

The Company expressly reserves the right, at any time and from time to time, by action of or pursuant to authority of its Board of Directors:

a. to terminate the Plan in whole or in part; and/or

b. to amend the Plan in any respect.

A Participant's accrued benefit shall not be decreased by an amendment to the Plan, except as may be permitted under Section 411(d)(6) of the Code.

Any termination or amendment shall be evidenced by an instrument executed on behalf of the Company by an authorized officer. No termination or amendment shall increase the duties or responsibilities of a Trustee without its consent thereto in writing.

Promptly after any amendment of the Plan has become effective, the Company shall cause a copy of such amendment to be filed with the Plan Administrator (if other than the Company) and the Trustee.

5.02 Procedure Upon Termination

Upon termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:

a. As of the termination date, the Trust Fund shall be valued and all Separate Accounts and Sub-Accounts shall be adjusted in the manner provided in Article XI, with any unallocated Employer Contributions or Forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a Valuation Date for purposes of Article XI. In determining the net worth of the Trust Fund, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

b. All Separate Accounts shall then be distributed to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XIV as if the termination date were a termination of his employment with all members of the Controlled Group.

c. Notwithstanding the provisions of paragraph (b) of this Section 5.02, no distribution shall be made to a Participant of any portion of the balance of his account that is subject to the distribution restrictions of Section 401(k) of the Code (other than a distribution made in accordance with Article XIX or required in accordance with Section 401(a)(9) of the Code) unless (i) neither his Employer nor any other member of the Controlled Group establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code, a tax credit employee stock ownership plan as defined in Section 409 of the Code, or a simplified employee pension as defined in Section 408(k) of the Code) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than two percent of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24-month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a "lump sum distribution" as defined in Section 402(d)(4) of the Code, without regard to clauses (i), (ii), (iii), and (iv) of sub-paragraph (A), sub-paragraph (B), or sub-paragraph (H) thereof.

5.03 Non-Forfeitability Upon Termination of Plan

Upon termination or partial termination of the Plan or the complete discontinuance of contributions to the Plan, the rights of all affected Participants to the amounts credited to the Participants' Separate Accounts shall be nonforfeitable.

5.04 Reorganization

The merger, consolidation, or liquidation of a member of the Controlled Group that has adopted the Plan with or into any other member of the Controlled Group shall not constitute a termination of the Plan as to such adopting member of the Controlled Group. If an Employer disposes of substantially all of the assets used by the Employer in a trade or business or disposes of a subsidiary and in connection therewith one or more Participants terminates employment but continues in employment with the purchaser of the assets or with such subsidiary, no distribution from the Plan shall be made to any such Participant except in accordance with the distribution restrictions of Section 401(k) of the Code (other than a distribution made in accordance with Article XIX or required in accordance with Section 401(a)(9) of the Code).

5.05 Withdrawal of an Employer

A member of the Controlled Group that has adopted the Plan, other than the Company, may withdraw from the Plan (a "withdrawing employer") at any time upon notice in writing to the Plan Administrator and shall thereupon cease to be an adopting employer for all purposes of the Plan. A member of the Controlled Group that has adopted the Plan shall be deemed automatically to withdraw from the Plan in the event it ceases to be a member of the Controlled Group, unless the Company otherwise directs. The withdrawal of a member of the Controlled Group shall be treated as a termination of the Plan with respect to Participants who at the time are employed by such withdrawing employer. In the event of any such withdrawal of an adopting employer, the action specified in Section 5.02 shall be taken as of the withdrawal date, as on a termination of the Plan, but with respect only to Participants who are employed solely by the withdrawing employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other member of the Controlled Group. The interest of any Participant employed by the withdrawing employer who is transferred to or continues in employment with any other member of the Controlled Group, and the interest of any Participant employed solely by a member of the Controlled Group other than the withdrawing employer, shall remain unaffected by such withdrawal; no adjustment to his Separate Account shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

ARTICLE VI

TRUST AGREEMENT AND TRUST FUND

6.01 Trust Agreement and Trust Fund

There shall be one or more Trust Agreements (collectively referred to as the "Trust Agreement") between the Company and a trustee or trustees selected by the Company under the terms of which a Trust Fund will be established for the purpose of receiving or holding contributions made to the Plan, as well as interest and other income on investments of such funds, and for the purpose of paying benefits provided by the Plan. The Company may amend the Trust Agreement from time to time to accomplish the purposes of the Plan, may remove any Trustee, and may select any successor trustee. The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

6.02 Irrevocability

The Trust Fund shall be used to pay benefits as provided in the Plan. No part of the principal or income of the Trust Fund shall be used for, or diverted to, purposes other than those provided in the Plan, and no part of the Trust Fund shall revert to the Company or any member of the Controlled Group except as may be otherwise specifically provided under the Plan, the Trust Agreement, or both.

6.03 Benefits Payable Only from Trust Fund

All benefits paid under the Plan shall be paid from the Trust Fund or from any insurance contract established under Section 6.04, and the Employer shall not be otherwise liable for benefits payable under the Plan.

6.04 Optional Provision for Benefits

The Company reserves the right to change at any time the means through which the benefits under the Plan shall be provided, including the substitution of a contract or contracts with an insurance company or companies, and may thereupon make suitable provision for the use of assets of the Trust Fund to provide for the payment of benefits under such insurance contract or contracts. No such change shall constitute a termination of the Plan or result in the diversion to the Employer of any funds previously contributed hereunder

6.05 Commingling Authorized

As permitted in the Trust Agreement, the Trust Fund held under the Plan may be commingled with any trust funds held under other employee benefit plans of the Controlled Group, provided such other funds qualify as tax exempt under the applicable provisions of the Code.

ARTICLE VII

LIMITATIONS ON CONTRIBUTIONS

7.01 Definitions

For purposes of this Article VII, the following terms have the following meanings:

a. The "annual addition" with respect to a Participant for a limitation year means the sum of the Salary Deferral Contributions and Employer Contributions allocated to his Separate Account for the limitation year (including any amounts that are distributed pursuant to this Article but that are nonetheless required to be considered annual additions), the employer contributions, employee contributions, and forfeitures allocated to his accounts for the limitation year under any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or any other member of the Controlled Group, and amounts described in Sections 415(l)(2) and 419A(d)(2) of the Code allocated to his account for the limitation year.

b. The "Code Section 402(g) limit" means the dollar limit imposed by Section 402(g)(1) of the Code or established by the Secretary of the Treasury pursuant to Section 402(g)(5) of the Code in effect on January 1 of the calendar year in which a Participant's taxable year begins.

c. An "excess deferral" with respect to a Participant means that portion of a Participant's Salary Deferral Contributions that, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), or 403(b) of the Code, would exceed the Code Section 402(g) limit and is includable in the Participant's gross income under Section 402(g) of the Code.

d. A "limitation year" means the Plan Year or such other 12-month period designated as such by the Company.

7.02 Code Section 402(g) Limit

In no event shall the amount of the Salary Deferral Contributions made on behalf of a Participant for his taxable year, when aggregated with any elective contributions made on behalf of the Participant under any other plan of an Employer or any other member of the Controlled Group for his taxable year, exceed the Code Section 402(g) limit. In the event that the Plan Administrator determines that the reduction percentage elected by a Participant will result in his exceeding the Code Section 402(g) limit, the Plan Administrator may adjust the reduction authorization of such Participant by reducing the percentage of his Salary Deferral Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Plan Administrator determines that the Salary Deferral Contributions made on behalf of a Participant would exceed the Code Section 402(g) limit for his taxable year, the Salary Deferral Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.

7.03 Distribution of Excess Deferrals

If an Employer notifies the Plan Administrator that the Code Section 402(g) limit has been exceeded by a Participant for his taxable year, the excess deferrals plus any income and minus any losses attributable thereto, shall be distributed to the Participant no later than the April 15 immediately following such taxable year. Any Salary Deferral Contributions that are distributed to a Participant in accordance with this Section 7.03 shall not be taken into account in computing the Participant's actual deferral percentage for the Plan Year in which the Salary Deferral Contributions were made, unless the Participant is a Highly Compensated Employee. If an amount of Salary Deferral Contributions is distributed to a Participant in accordance with this Section 7.03, matching contributions that are attributable solely to the distributed Salary Deferral Contributions, plus any income and minus any losses attributable thereto, shall be distributed to the Participant.

Notwithstanding any other provision of the Plan to the contrary, if a Participant notifies the Plan Administrator in writing no later than the March 1 following the close of the Participant's taxable year (1) that excess deferrals have been made on his behalf under the Plan and any other plan for such taxable year and (2) the amount of such excess deferrals which are to be allocated to the Plan, the excess deferrals, plus any income and minus any losses attributable thereto, may be distributed to the Participant no later than the April 15 immediately following such taxable year. Any Salary Deferral Contributions that are distributed to a Participant in accordance with this Section 7.03 shall nevertheless be taken into account in computing the Participant's actual deferral percentage for the Plan Year in which the Salary Deferral contributions were made. If an amount of Salary Deferral Contributions is distributed to a Participant in accordance with this Section 7.03, matching contributions that are attributable solely to the distributed Salary Deferral Contributions, plus any income and minus any losses attributable thereto, shall be distributed to the Participant.

7.04 Limitation on Salary Deferral and Employer Matching Contributions of Highly Compensated Employees

In order to ensure that the Plan meets the requirements of Section 401(k) of the Code and Section 401(m) of the Code and applicable regulations thereunder, Basic Employer Matching Contributions and Additional Employer Matching Contributions, the provisions of Section 401(k)(3) of the Code, Section 401(m)(2) of the Code, Section 401(m)(9) of the Code, Treas. Reg. Section 1.401(k)-1(b), Treas. Reg. Section 1.401(m)-1(b), Treas. Reg. Section 1.401(m)-2, other applicable regulations under the above Sections of the Code, and subsequent Internal Revenue Service guidance issued under the applicable Code provisions are incorporated herein by reference.

For purposes of this Section 7.04, the "prior year testing method" shall be used. In the event the Plan Administrator, in its sole discretion, shall determine that it is necessary or desirable for Salary Deferral Contributions and/or Basic Employer Matching Contributions and/or Additional Employer Matching Contributions hereunder for one or more Participants to be limited, altered, excess contributions (and earnings thereon) recharacterized or distributed, and/or for excess aggregate contributions (and earnings thereon) to be distributed in order to comply with such Sections of the Code, and such applicable regulations thereunder, it shall, subject to applicable law, take whatever actions are necessary to accomplish the alteration, recharacterization and/or distribution in accordance with such Sections, regulations, and guidance. Such action by the Plan Administrator may relate to past and/or future contributions.

The Plan Administrator shall maintain records sufficient to show that the limitation contained in this Section 7.04 was not exceeded with respect to any Plan Year.

7.05 Code Section 415 Limitations on Crediting of Contributions and Forfeitures

Notwithstanding any other provision of the Plan to the contrary: For years beginning after December 31, 2001, the annual addition with respect to a Participant for a limitation year shall not exceed the lesser of (i) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) and regulations issued thereunder of the Code or (ii) 100% of the Participant's compensation within the meaning of Section 415(c)(3) of the Code, and regulations issued thereunder for the limitation year; provided, however, that the limit in clause (i) shall be prorated for any short limitation year. For years beginning prior to January 1, 2002, the annual addition with respect to a Participant for a limitation year shall in no event exceed the lesser of (i) the greater of $30,000 or 25 percent of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code in effect for the limitation year or (ii) 25 percent of the Participant's compensation, as defined in Section 415(c)(3) of the Code and regulations issued thereunder for the limitation year; provided, however, that the limit in clause (i) shall be prorated for any short limitation year. If the annual addition to the Separate Account of a Participant in any limitation year would otherwise exceed the amount that may be applied for his benefit under the limitation contained in this Section 7.05, the limitation shall be satisfied by reducing contributions made on behalf of the Participant to the extent necessary in the following order:

a. Salary Deferral Contributions made on the Participant's behalf for the limitation year that have not been matched, if any, shall be reduced.

b. Salary Deferral Contributions made on the Participant's behalf for the limitation year that have been matched, if any, and the matching contributions attributable thereto shall be reduced pro rata.

c. Employer Qualified Nonelective Contributions made on the Participant's behalf for the limitation year shall be reduced.

The amount of any such reduction of Salary Deferral Contributions (plus any income attributable thereto determined to the date of distribution under the method used for allocating income to Participant's Separate Accounts) shall be returned to the Participant. The amount of any such reduction of Employer Contributions shall be deemed a forfeiture for the limitation year and held unallocated in a suspense account. The suspense account shall be allocated in the same manner as Employer Contributions in the next limitation year, and each succeeding limitation year if necessary. If a suspense account is in existence at any time during a limitation year, all amounts in the suspense account must be allocated to Participants' Separate Accounts (subject to the limitations contained herein) before any further Salary Deferral Contributions or Employer Contributions may be made to the Plan on behalf of Participants. If a suspense account is in existence at any time during a limitation year, it shall not share in any increase or decrease in the net worth of the Trust Fund. For purposes of this Section 7.05, excesses shall result only from the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation, a reasonable error in determining the amount of elective deferrals that may be made with respect to any Participant under the limits of Section 415 of the Code, or other limited facts and circumstances that justify the availability of the provisions set forth above.

7.06 Coverage Under Other Qualified Defined Contribution Plan

If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or any other member of the Controlled Group, and if the annual addition for the limitation year would otherwise exceed the amount that may be applied for the Participant's benefit under the limitation contained in Section 7.05, the excess shall be eliminated by reducing Salary Deferral Contributions and Employer Contributions under the Plan to the extent necessary, as provided in Section 7.05. If the limitation in Section 7.05 would still be exceeded after applying the provisions of Section 7.05, the excess shall be reduced in the manner specified in such other plan. In the event that a Participant is covered by a qualified defined benefit plan, the procedure specified in Section 7.07 shall be implemented prior to effecting any reduction in the benefit of the Participant under the defined contribution plans.

7.07 Coverage Under Qualified Defined Benefit Plan

If a Participant in the Plan is also covered by a qualified defined benefit plan (whether or not terminated) maintained by an Employer or any other member of the Controlled Group, in no event shall the sum of the defined benefit plan fraction (as defined in Section 415(e)(2) of the Code) and the defined contribution plan fraction (as defined in Section 415(e)(3) of the Code) exceed 1.0 in any limitation year. If, before October 3, 1973, the Participant was an active participant in a qualified defined benefit plan maintained by an Employer or any other member of the Controlled Group and otherwise satisfies the requirements of Section 2004(d)(2) of ERISA, then for purposes of applying this Section 7.07, the defined benefit plan fraction shall not exceed 1.0. In the event the special limitation contained in this Section 7.07 is exceeded, the benefits otherwise payable to the Participant under any such qualified defined benefit plan shall be reduced to the extent necessary to meet such limitation.

If a Participant was a participant in one or more defined contribution plans maintained by the employer which were in existence on July 1, 1982, the numerator of the defined contribution plan fraction (as defined in Section 415(e)(3) of the Code) will be adjusted if the sum of this fraction and the defined benefit plan fraction (as defined in Section 415(e)(2) of the Code) would otherwise exceed 1.0 under the terms of the Plan. Under this adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of the defined contribution plan fraction (as defined in Section 415(e)(3) of the Code). The adjustment is calculated using the fractions as they would be computed as of the later of the end of the last limitation year beginning before January 1, 1983, or September 30, 1983. This adjustment also will be made if at the end of the last limitation year beginning before January 1, 1984, the sum of the fractions exceeds 1.0 because of accruals or additions that were made before the limitations of this Article VII became effective as to any plans of the employer in existence on July 1, 1982.

The limitation described in this Section 7.07 shall not apply to a Participant who is an active employee after December 31, 1999 for limitation years beginning after December 31, 1999.

7.08 Scope of Limitations

The limitations contained in Sections 7.05, 7.06, and 7.07 shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Section 415(k) of the Code.

7.09 Separate Testing

The Plan Administrator may elect for any Plan Year to apply Section 410(b) of the Code separately to that portion of the Plan that benefits Participants who have not both attained age 21 and been credited with a year of service with the Controlled Group, in accordance with the provisions of Sections 1.410(b)-6(b)(3) and 1.410(b)-7(b)(3) of the Treasury Regulations. In which case, the requirements of Sections 401(a)(4), 401(k)(3), 401(m)(2), and 401(m)(9) of the Code shall be applied separately with respect to such portion of the Plan.

ARTICLE VIII

TOP-HEAVY PROVISIONS

8.01 Definitions

For purposes of this Article VIII, the following terms have the following meanings:

a. The "compensation" of a Participant means compensation as defined in Section 415 of the Code and regulations issued thereunder. In no event, however, shall the compensation of a Participant taken into account under the Plan for a Plan Year exceed the dollar limitation under Section 401(a)(17)(A) of the Code, subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code. If the compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12.

b. The "determination date" with respect to any Plan Year means the last day of the preceding Plan Year, except that the determination date with respect to the first Plan Year of the Plan, shall mean the last day of such Plan Year.

c. A "key employee" means any Employee or former Employee who is a key employee pursuant to the provisions of Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder, and any Beneficiary of such Employee or former Employee.

d. A "non-key employee" means any Employee or former Employee who is a not a key employee and any Beneficiary of such Employee or former Employee.

e. A "permissive aggregation group" means those plans included in the Employer's required aggregation group together with any other plan or plans of the Employer, so long as the entire group of plans would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

f. A "required aggregation group" means the group of tax-qualified plans maintained by a member of the Controlled Group consisting of each plan in which a key employee participates and each other plan that enables a plan in which a key employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code, including any plan that terminated within the five-year period ending on the relevant determination date.

g. A "super top-heavy group" with respect to a particular Plan Year means a required or permissive aggregation group that, as of the determination date, would qualify as a top-heavy group under the definition in subsection (i) of this Section 8.01 with "90 percent" substituted for "60 percent" each place where "60 percent" appears in the definition.

h. A "super top-heavy plan" with respect to a particular Plan Year means a plan that, as of the determination date, would qualify as a top-heavy plan under the definition in subsection (j) of this Section 8.01 with "90 percent" substituted for "60 percent" each place where "60 percent" appears in the definition. A plan is also a "super top-heavy plan" if it is part of a super top-heavy group.

i. A "top-heavy group" with respect to a particular Plan Year means a required or permissive aggregation group if the sum, as of the determination date, of the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group and the aggregate of the account balances of key employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

j. A "top-heavy plan" with respect to a particular Plan Year means (i), in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the determination date, the aggregate of the accounts (within the meaning of Section 416(g) of the Code and the regulations and rulings thereunder) of key employees exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date and increased for any distribution of an account balance made in the five-year period ending on the determination date), (ii), in the case of a defined benefit plan, a plan for which, as of the determination date, the present value of the cumulative accrued benefits payable under the plan (within the meaning of Section 416(g) of the Code and the regulations and rulings thereunder) to key employees exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits to be determined under the accrual method uniformly used under all plans maintained by the Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code including the present value of any part of any accrued benefits distributed in the five-year period ending on the determination date), and (iii) any plan included in a required aggregation group that is a top-heavy group. For purposes of this subsection, the accounts and accrued benefits of any Employee who has not performed services for a member of the Controlled Group during the applicable period shall be disregarded. Notwithstanding the foregoing, if a plan is included in a required or permissive aggregation group that is not a top-heavy group, such plan shall not be a top-heavy plan.

k. The "valuation date" with respect to any determination date means the most recent Valuation Date occurring within the 12-month period ending on the determination date.

8.02 Applicability

Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article VIII shall be applicable during any Plan Year in which the Plan is determined to be a top-heavy plan. If the Plan is determined to be a top-heavy plan and upon a subsequent determination date is determined no longer to be a top-heavy plan, the vesting provisions of Article XVI shall again become applicable as of such subsequent determination date; provided, however, that if the prior vesting provisions do again become applicable, any Employee with three or more Years of Vesting Service may elect in accordance with the provisions of Article XVI, to continue to have his vested interest in his Separate Account determined in accordance with the vesting schedule specified in Section 8.06.

8.03 Minimum Employer Contribution

If the Plan is determined to be a top-heavy plan, the Employer Contributions and Forfeitures allocated to the Separate Account of each non-key employee who is a Participant and who is employed by a member of the Controlled Group on the last day of such top-heavy Plan Year shall be no less than the lesser of (i) three percent of his compensation or (ii) the largest percentage of compensation that is allocated as an Employer Contribution, Salary Deferral Contribution, or both for such Plan Year to the Separate Account of any key employee; except that, in the event the Plan is part of a required aggregation group, and the Plan enables a defined benefit plan included in such group to meet the requirements of Section 401(a)(4) or 410 of the Code, the minimum allocation of Employer Contributions to each such non-key employee shall be three percent of the compensation of such non-key employee. Any minimum allocation to a non-key employee required by this Section 8.03 shall be made without regard to any social security contribution made on behalf of the non-key employee, his number of hours of service, his level of compensation, or whether he declined to make elective or mandatory contributions.

8.04 Coordination with Other Plans

If the Plan is a top-heavy plan, each non-key employee who is a Participant and who is employed by a member of the Controlled Group on the last day of a top-heavy Plan Year and who is also covered under any other top-heavy plan or plans maintained by the Employer will receive the top-heavy benefits provided under such other defined contribution plan, or, if not covered under such other defined contribution plan, under such other defined benefit plan, in lieu of the minimum top-heavy allocation under the Plan.

8.05 Adjustments to Section 415 Limitations

For Plan Years beginning prior to January 1, 2000 (and not for Plan Years beginning on or after January 1, 2000), if the Plan is determined to be a top-heavy plan and the Employer maintains a defined benefit plan covering some or all of the Participants that are covered by the Plan, the defined benefit plan fraction and the defined contribution plan fraction, described in Article VII, shall be determined as provided in Section 415 of the Code by substituting "1.0" for "1.25" each place where "1.25" appears and by substituting "41,500" for "51,875" each place where "51,875" appears, except that such substitutions shall not be applied to the Plan if (i) the Plan is not a super top-heavy plan and (ii) the Employer Contribution for such top-heavy Plan Year for each non-key employee who is to receive a minimum top-heavy benefit hereunder is not less than four percent of such non-key employee's compensation.

8.06 Accelerated Vesting

If the Plan is determined to be a top-heavy plan, unless the Plan provides for more rapid vesting, a Participant's vested interest in his Separate Account shall be determined in accordance with the following vesting schedule:

Years of Vesting Service	Vested Interest

less than 3	0%

3 or more	100%

8.07 EGTRRA Provision

Notwithstanding anything in this Article VIII to the contrary, this Section 8.07 shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfied the minimum benefits requirements of Section 416(c) of the Code for such years.

a. Determination of top-heavy status.

1. Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

2. Determination of present values and amounts. This Section 8.07(a)(2) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

b. Minimum Benefits.

1. Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

2. Contributions under other plans. If the Plan is a top-heavy plan, each non-key employee who is also covered under a top-heavy defined benefit plan maintained by an Employer will receive the top-heavy benefits provided for under such defined benefit plan in lieu of the top-heavy allocation under the Plan.

ARTICLE IX

SERVICE

9.01 Crediting of Hours of Service

a. An Employee shall be credited with an Hour of Service for:

1. Each hour for which the Employee is directly or indirectly compensated or entitled to compensation by the Employer or any other member of the Controlled Group for the performance of duties during the applicable Computation Period;

2. Subject to the provisions of Section 9.02, each hour for which the Employee is directly or indirectly compensated or entitled to compensation by the Employer or any other member of the Controlled Group (irrespective of whether the employment relationship has terminated) for reasons other than the performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable Computation Period; and

3. Each hour for which back pay is awarded or agreed to by the Employer or any other member of the Controlled Group without regard to mitigation of damages (provided that the same Hours of Service shall not be credited under both this paragraph (3) and paragraph (1) or (2) above).

b. If an Employee has been granted an Authorized Leave of Absence, he shall be credited with Hours of Service as if he had been compensated by the Employer for what would have been his regularly scheduled hours of work during the period of such Authorized Leave of Absence. An Employee for whom records of his actual numbers of Hours of Service are not normally maintained shall be credited with 10 Hours of Service for each day of his Authorized Leave of Absence.

c. Notwithstanding the provisions of subsection (a) above, an Employee for whom records of his actual number of Hours of Service are not normally maintained shall be credited with 10 Hours of Service for each day he would be required to be credited with at least one Hour of Service.

9.02 Limitations on Crediting of Hours of Service

In the application of the provisions of paragraph (2) of subsection (a) of Section 9.01, the following shall apply:

a. No more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Plan Year);

b. An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed, is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws; and

c. Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

d. A payment shall be deemed to be made by or due from the Employer or any other member of the Controlled Group regardless of whether such payment is made by or due from the Employer or any other member of the Controlled Group directly or indirectly through, among others, a trust fund, or insurer, to which the Employer or other member of the Controlled Group contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

9.03 Department of Labor Rules

The provisions of Department of Labor Regulations Sections 2530.200b-2(b) and (c) are incorporated herein by reference.

9.04 Years of Eligibility Service

a. An Employee, other than an Employee described in the succeeding subsections of this Section 9.04, shall receive credit for "Eligibility Years of Service" credited to the Employee pursuant to the terms of the ALLTEL Corporation Pension Plan (if any) in respect of any period not otherwise taken into account under the Plan for purposes of determining Years of Eligibility Service; provided, however, that there shall be no duplication of Years of Eligibility Service under the Plan by reason of any restoration of, crediting of, or granting of service in respect of any single period or otherwise.

b. An employee of CP National Corporation or its subsidiaries prior to January 1, 1990, for a computation period that includes January 1, 1990, shall receive credit, for a number of Hours of Service with respect to any fractional part of a year of service credited to the Employee as of the close of business on December 31, 1989 under the provisions of the Retirement Plan for Employees of CP National Corporation (the "CPN Plan"), determined by crediting the Employee with 190 Hours of Service for each 1/12th of a fractional year of service. Notwithstanding any other provision of this Section 9.04, an Employee described in the preceding sentence shall not be credited with less Years of Eligibility Service for service in the Employee's initial computation period than under the method for determining eligibility service under the CPN Plan.

c. For an Employee who was an employee of HWC Distribution Corp. or one of its subsidiaries ("HWC") immediately prior to the date as of which HWC became a member of the Controlled Group, the Employee's period or periods of employment with HWC prior to the date as of which HWC became a member of the Controlled Group that would have been taken into account under the Plan if such period or periods of employment were service with a member of the Controlled Group, shall be counted as Years of Eligibility Service. Notwithstanding any other provision of the Plan, there shall be no duplication of Years of Eligibility Service under the Plan by reason of service (or hours of service) in respect of any single period or otherwise.

d. Each person who became an Employee of Systematics Information Services, Inc. or its subsidiaries (or Systematics, Inc. or its subsidiaries) pursuant to a Facilities Management Agreement prior to January 1, 1995, became an Employee of Systematics Information Services, Inc. or its subsidiaries pursuant to a Facilities Management Agreement on or after January 1, 1995, but prior to February 15, 1995, or becomes an Employee of ALLTEL Information Services, Inc. or its subsidiaries pursuant to a Facilities Management Agreement on or after February 15, 1995, shall be credited with Years of Eligibility Service for service with a prior employer to the extent, if any, provided in the Facilities Management Agreement.

e. In determining Years of Eligibility Service for an Employee described in Appendix A, the terms of Appendix A shall govern.

ARTICLE X

ELIGIBILITY AND PARTICIPATION

10.01 Eligibility and Participation

An Eligible Employee shall become a Participant as follows:

a. For all purposes of the Plan other than with respect to Employer Qualified Nonelective Contributions, each Eligible Employee shall become a Participant as soon as practicable after the date on which he becomes an Eligible Employee. Each Eligible Employee who becomes a Participant pursuant to this subsection (a) may elect to make Salary Deferral Contributions and Rollover Contributions to the Plan in accordance with Section 12.01.

b. For all purposes of the Plan with respect to Employer Qualified Nonelective Contributions, each Eligible Employee shall become a Participant on the date following his completion of one Year of Eligibility Service, provided that his employment has not terminated and he remains an Eligible Employee on such date.

10.02 Termination and Rehiring

If an Eligible Employee whose service terminated and who is subsequently rehired by an Employer had met the requirements of both subsection (a) and subsection (b) of Section 10.01 when his service terminated, the Eligible Employee shall become eligible to participate in the Plan for all purposes of the Plan on his Reemployment Commencement Date.

If an Eligible Employee whose service terminated and who is subsequently rehired by an Employer had met the requirements of subsection (a) but not subsection (b) of Section 10.01 when his service terminated, the Eligible Employee shall become eligible to participate in the Plan (i) for all purposes of the Plan other than with respect to Employer Qualified Nonelective Contributions, on his Reemployment Commencement Date and (ii) for all purposes of the Plan with respect to Employer Qualified Nonelective Contributions, on the date following his completion of one Year of Eligibility Service, provided that his employment has not terminated and he remains an Eligible Employee on such date.

10.03 Duration of Participation

Once an Eligible Employee becomes a Participant, he shall remain a Participant (i) while he is an Employee, for so long as a portion of the Trust is credited to his Separate Account whether or not he continues to be an Eligible Employee, or (ii) while he is not an Employee, for so long as a portion of the Trust is credited to his Separate Account or, if earlier, until his death. If a Participant ceases to be an Eligible Employee, no further Salary Deferral Contributions may be made on his behalf and no further Employer Contributions shall be allocated to his Separate Account, except as provided in clause (a) or (b) of the first paragraph of Section 13.07. A Participant who is on an Authorized Leave of Absence shall continue as a Participant but no Salary Deferral Contributions or Employer Contributions shall be made to his Separate Account for any Plan Year during which he does not receive Compensation from an Employer.

ARTICLE XI

INVESTMENT FUNDS, ACCOUNTING, AND SEPARATE ACCOUNTS

11.01 Investment Funds

The Trust Fund shall be comprised of separate Investment Funds for the investment of the contributions made hereunder, as provided in the Trust Agreement.

11.02 Participant Loans

If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XVIII, the loan shall be an earmarked investment of a portion of the Participant's Separate Account. Notwithstanding any other provision of the Plan to the contrary, repayments received with respect to a loan shall be allocated as provided in Article XVIII.

11.03 Participant Investment Elections

Each Participant shall make an investment election, in the manner and with such advance notice period as the Plan Administrator shall prescribe, directing the manner in which his Salary Deferral Contributions, Employer Contributions, and Rollover Contributions shall be invested. A Participant's investment election shall specify the percentage, in such percentage increments as the Plan Administrator shall prescribe, of such contributions that shall be allocated to one or more of the Investment Funds with the sum of such percentages equaling 100%. A Participant's investment elections shall remain in effect until his entire interest under the Plan is distributed in accordance with the provisions of the Plan or until he files a change of investment election with the Plan Administrator, as provided in Section 11.04.

11.04 Change of Investment Elections

A Participant may change his investment elections, subject to the provisions of Section 11.04, with respect to future Salary Deferral Contributions and Employer Contributions, with such frequency, at such times, and in the manner and with such advance notice period as the Plan Administrator shall prescribe.

11.05 Transfers Among Investment Funds

A Participant or Alternate Payee may elect to transfer investments with respect to one or more types of contributions from any Investment Fund to any one or more other Investment Funds, with such frequency, at such times, and in the manner and with such advance notice period as the Plan Administrator shall prescribe. Notwithstanding the foregoing, a Participant may not make an investment election to transfer any amount into or out of any other Investment Fund for which transfers in or out are not permitted. A Participant's transfer election shall specify a percentage, in such percentage increments as the Plan Administrator may prescribe, of the amount eligible for transfer that is to be transferred, which percentage may not exceed 100 percent. A transfer election may be made at such times, and in the manner and with such advance notice period as the Plan Administrator shall prescribe, subject to any restrictions pertaining to a particular Investment Fund. The Plan Administrator shall authorize the Trustee to make the necessary transfers among the Investment Funds to reflect transfer elections.

11.06 Allocation of Earnings or Losses to Separate Accounts

As of each current Valuation Date and prior to the allocation of Salary Deferral Contributions and Employer Contributions attributable to the period beginning with the day following the preceding Valuation Date and ending with such current Valuation Date, there shall be allocated to each Participant's Separate Account, by credit to or deduction therefrom, as the case may be, a portion of the increase or decrease in the value of the Investment Fund or Investment Funds in which the Participant's Separate Account is invested since the preceding Valuation Date attributable to interest, dividends, changes in market value, expenses, and gains and losses realized from the sale of assets. In determining the value of the Investment Fund or Investment Funds, the Trustee shall value the assets at their fair market value as of the Valuation Date. Allocations with respect to each Investment Fund shall be made in the proportion that each such Participant's Separate Account or percentage thereof as of the preceding Valuation Date, reduced by any distributions from the Participant's Separate Account attributable to such Investment Fund since such date, bears to the total of all such Separate Accounts or percentages thereof which are invested in the particular Investment Fund as of the preceding Valuation Date, reduced by any distributions from all Participants' Separate Accounts attributable to such Investment Fund since such date.

Notwithstanding the foregoing provisions of this Section 11.06 or any other provision of the Plan, some or all of the Investment Funds may be administered and accounted for on a share basis or unitized basis, and Separate Accounts (and Sub-Accounts, as applicable) invested therein may be valued accordingly, as determined by the Plan Administrator.

11.07 Separate Accounts

A Separate Account shall be established in the name of each Participant reflecting his interest in the Trust Fund. Each Separate Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Separate Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.

11.08 Sub-Accounts

A Participant's Separate Account shall be divided into such Sub-Accounts as are necessary or appropriate to reflect a Participant's interest in the Trust Fund.

11.09 No Participant Investment Election

If for any reason a Participant's Separate Account includes amounts with respect to which the Participant has not made an investment election, the Participant shall be deemed to have elected, but with respect only to the applicable type or types of contributions for which an investment election was not made, to have 100% of such contributions invested in the Investment Fund or Investment Funds as shall be determined by the Plan Administrator.

ARTICLE XII

SALARY DEFERRAL CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS

12.01 Salary Deferral Contributions

Effective as of the date he becomes a Participant, or the beginning of any subsequent payroll period, each Participant may elect, in the manner and with such advance notice period as the Plan Administrator shall prescribe, to have Salary Deferral Contributions made to the Plan on his behalf by his Employer as hereinafter provided. A Participant's election shall include his authorization for his Employer to reduce his Compensation and to make Salary Deferral Contributions on his behalf and his election as to the investment of his contributions in accordance with Article XI. Salary Deferral Contributions on behalf of a Participant shall commence as soon as practicable after the date on which his election is effective.

12.02 Amount of Salary Deferral Contributions

The amount of Salary Deferral Contributions to be made to the Plan on behalf of a Participant by his Employer shall be an integral percentage of his Compensation for the applicable payroll period of not less than 1% nor more than 14%, with the 14% increased to 25% effective for pay periods beginning after December 31, 2001. A Participant's Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective salary reduction agreement.

12.03 Changes in Salary Reduction Agreement

A Participant may change the percentage of his future Compensation that his Employer contributes on his behalf as Salary Deferral Contributions at such time or times, and in the manner and with such advance notice period as the Plan Administrator shall prescribe. A Participant who changes his Compensation reduction authorization shall be limited to selecting a percentage of his Compensation that is otherwise permitted under Section 12.02. Salary Deferral Contributions shall be made on behalf of such Participant by his Employer pursuant to his amended Compensation reduction authorization filed in accordance with this Section 12.03 commencing with Compensation paid to the Participant on or after the date such filing is effective, until otherwise altered or terminated in accordance with the Plan.

12.04 Suspension of Salary Deferral Contributions

A Participant may have his Salary Deferral Contributions suspended at any time in the manner and with such advance notice period as the Plan Administrator shall prescribe. Any such voluntary suspension shall take effect commencing with Compensation paid to such Participant after the expiration of the required notice period and shall remain in effect until Salary Deferral Contributions are resumed as hereinafter set forth.

12.05 Resumption of Salary Deferral Contributions

A Participant may resume such contributions at such times, and in the manner and with such advance notice period as the Plan Administrator shall prescribe. A Participant who resumes Salary Deferral Contributions shall be limited to selecting a percentage of his Compensation that is otherwise permitted under Section 12.02.

12.06 Delivery and Crediting of Salary Deferral Contributions

As soon as practicable after the date an amount would otherwise be paid to an Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all Salary Deferral Contributions attributable to such amounts, but in no event later than such time as is required by regulations under Section 401(k) of the Code. As of a Valuation Date occurring as soon as practicable after the Salary Deferral Contributions have been received by the Trustee, after the credits or debits to each Participant's Separate Accounts as required by Section 11.06, an amount equal to the Salary Deferral Contribution allocable to each Participant shall be credited to the Separate Account of such Participant.

12.07 Limitations on Salary Deferral Contributions

Salary Deferral Contributions are subject to all applicable limitations contained in Article VII.

12.08 Rollover Contributions

Subject to the approval of the Plan Administrator, an Eligible Employee who was a participant in a plan qualified under Section 401 of the Code and who receives a cash distribution from such plan that he elects either (i) to roll over immediately to a qualified retirement plan or (ii) to roll over into a conduit IRA from which he receives a later cash distribution, may elect to make a Rollover Contribution to the Plan if he is entitled under the Code to roll over such distribution to another qualified retirement plan. The Plan Administrator may require an Eligible Employee to provide it with such information as it deems necessary or desirable to show that he is entitled to roll over such distribution to another qualified retirement plan. An Eligible Employee shall make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee the cash that constitutes the Rollover Contribution amount within 60 days of receipt of the distribution from the plan or from the conduit IRA in accordance with procedures established by the Plan Administrator. The Eligible Employee shall also deliver to the Plan Administrator his election as to the investment of his contributions in accordance with Article XI.

For purposes of this Section 12.08, effective for distributions after December 31, 2001, an Eligible Employee who is the surviving spouse of a person who was a participant in a plan qualified under Section 401(a) of the Code and who receives a cash distribution from such retirement plan with respect to such deceased person that the Eligible Employee elects either (i) to roll over immediately to a qualified retirement plan or (ii) to roll over into a conduit IRA from which he receives a later cash distribution, may elect to make a Rollover Contribution in cash to the Plan if the Eligible Employee is entitled under the Code to roll over such distribution to another qualified retirement plan.

ARTICLE XIII

EMPLOYER CONTRIBUTIONS AND ALLOCATIONS

13.01 Employer Qualified Nonelective Contributions

For each Plan Year, each Employer shall make an Employer Qualified Nonelective Contribution under the Plan in an amount equal to one percent of the Compensation of persons eligible to share in the allocation of Employer Qualified Nonelective Contributions in accordance with Section 13.07.

13.02 Basic Employer Matching Contributions

For each Plan Year, a Matching Employer may, in its sole discretion, make a Basic Matching Contribution or more than one Basic Employer Matching Contribution under the Plan in an amount or amounts, if any, that the Company, in its sole discretion, shall determine.

13.03 Additional Employer Matching Contributions

For each Plan Year, a Matching Employer may, in its sole discretion, make an Additional Matching Contribution or more than one Additional Employer Matching Contribution under the Plan in an amount or amounts, if any, that the Company, in its sole discretion, shall determine.

13.04 Allocation of Employer Qualified Nonelective Contributions

As of the last Valuation Date of each Plan Year, after making the credits or debits to Participants' Separate Accounts required by Section 11.07, an amount equal to the Employer Qualified Nonelective Contribution for the Plan Year shall be allocated and credited to the Employer Contribution Account of each Participant in the Plan who is eligible (in accordance with Section 13.07) to share in the allocation of the Employer Qualified Nonelective Contribution for the Plan Year in an amount equal to one percent of his Compensation for the Plan Year.

13.05 Allocation of Basic Employer Matching Contributions

As of the last Valuation Date of each Plan Year, after making the credits or debits to Participants' Separate Accounts required by Section 11.07, an amount equal to the Basic Employer Matching Contribution(s) for the Plan Year shall be allocated and credited to the Employer Contribution Accounts of those Participants in the Plan who are eligible (in accordance with Section 13.07) to share in the allocation of the Basic Employer Matching Contribution(s) for the Plan Year and who during such Plan Years were Eligible Employees of a Matching Employer that made a Basic Matching Contribution to the Plan for such Plan Years. The allocation of the Basic Employer Matching Contribution(s) for a Plan Year shall be in the proportion which the Matched Salary Deferral Contributions for the Plan Year made during the Plan Year on behalf of a Participant eligible (in accordance with Section 13.07) to share in the allocation of the Basic Employer Matching Contribution(s) for the Plan Year bear to the aggregate Matched Salary Deferral Contributions made during the Plan Year for all Participants who are eligible (in accordance with Section 13.07) to share in the allocation of the Basic Employer Matching Contribution(s) for the Plan Year.

13.06 Allocation of Additional Employer Matching Contributions

As of the last Valuation Date of each Plan Year, after making the credits or debits to Participants' Separate Accounts required by Section 11.07, an amount equal to the Additional Employer Matching Contribution(s) for the Plan Year shall be allocated and credited to the Employer Contribution Accounts of those Participants in the Plan who are eligible (in accordance with Section 13.07) to share in the allocation of the Additional Employer Matching Contribution(s) for the Plan Year and who during such Plan Year were Eligible Employees of a Matching Employer that made an Additional Matching Contribution to the Plan for such Plan Year. The allocation of the Additional Employer Matching Contribution(s) for a Plan Year shall be in the proportion which the Matched Salary Deferral Contributions for the Plan Year that are in excess of three percent of his Compensation for the Plan Year but not in excess of six percent of his Compensation for the Plan Year made during the Plan Year on behalf of a Participant eligible (in accordance with Section 13.07) to share in the allocation of the Additional Employer Matching Contribution(s) for the Plan Year bear to the aggregate Matched Salary Deferral Contributions that are in excess of three percent of a Participant's Compensation for the Plan Year but not in excess of six percent of a Participant's Compensation for the Plan Year made during the Plan Year for all Participants who are eligible (in accordance with Section 13.07) to share in the allocation of the Additional Employer Matching Contribution(s) for the Plan Year.

13.07 Eligibility to Share in Allocation of Employer Contributions

A person shall be eligible to share in the allocation of Employer Contributions, if any, for a Plan Year only if he:

a. is in the active service of the Employer as an Eligible Employee on the last business day of the Employer occurring during the Plan Year (i.e., whose service has not terminated prior to the last business day of the Plan Year),

b. is not in active service because of termination of service during the Plan Year after attaining age 65, because of Total and Permanent Disability, or death, or, for Plan Years beginning on or after January 1, 1996, because of termination of service after meeting the age and service requirements for early retirement under the ALLTEL Corporation Pension Plan or the ALLTEL Corporation Profit-Sharing Plan (if he had been a participant thereunder),

c. became ineligible by reason of transfer of employment to a Controlled Group Member that is not an Employer and who would be an Eligible Employee after such transfer of employment but for the fact that his employer is not an Employer (provided that he remains an Eligible Employee but for the fact that his employer is not an Employer or would otherwise be eligible for an allocation of any Employer Contribution as a former Eligible Employee by reason of termination of service on or after the age of 65 years, Total and Permanent Disability, death, or, for Plan Years beginning on or after January 1, 1996, because of termination of service after meeting the age and service requirements for early retirement under the ALLTEL Corporation Pension Plan or the ALLTEL Corporation Profit-Sharing Plan (if he had been a participant thereunder), or

d. is eligible to share in the allocation of Employer Contributions pursuant to the terms of Appendix B.

and, with respect only to Employer Qualified Nonelective Contributions, he has met the one Year of Eligibility Service requirement and he has a Year of Participation for the Plan Year, and with respect only to Basic Employer Matching Contributions and Additional Employer Matching Contributions, he is an Eligible Employee of a Matching Employer at any time during the Plan Year and Salary Deferral Contributions were made on his behalf during the Plan Year.

A Participant described in clause (c) above shall be ineligible to share in further allocations of Employer Contributions after the Plan Year in which his transfer of employment occurs unless he again becomes an Eligible Employee and, with respect to Basic Employer Matching Contributions or Additional Employer Matching Contributions, he again elects to make Salary Deferral Contributions to the Plan in accordance with Section 12.01.

For a Plan Year in which a Participant's employment transfers to or from a Matching Employer who made a Basic Employer Matching Contribution or an Additional Employer Matching Contribution on behalf of its eligible Participants for the Plan Year, the Participant's Salary Deferral Contributions for such Plan Year shall be deemed to be Matched Salary Deferral Contributions or Unmatched Salary Deferral Contributions as if his employment had been with such Matching Employer for the entire Plan Year.

A Participant who is on an Authorized Leave of Absence on the last Valuation Date of a Plan Year or a Participant who is employed by a member of the Controlled Group who is not an Employer on the last Valuation Date of the Plan Year in which his employment transferred to such other member of the Controlled Group shall be deemed to be actively employed by an Employer on the last Valuation Date of such Plan Year for purposes of this Section 13.07.

Each person who was an Eligible Employee on January 1, 2001, has met the requirements for increased benefits under Article XVII of the ALLTEL Corporation Pension Plan (January 1, 1994 Restatement), and is not otherwise eligible for an allocation of the Employer Qualified Nonelective Contribution for the 2001 Plan Year under this Section 13.07, shall receive an allocation of the Employer Qualified Nonelective Contribution for the 2001 Plan Year as provided in Section 13.04, without regard to the requirement that the Eligible Employee (Participant) have a Year of Participation Service, the requirement that the Participant be in the active service of the Employer on the last Valuation Date of the Plan Year, and the requirement that the Participant has met the one Year of Eligibility Service requirement.

13.08 Timing of Employer Contributions

The Employer Contributions which are to be made for a Plan Year shall be paid to the Trust from time to time as deemed advisable by the Employer but in no event later than the earlier of (i) the time prescribed by law for filing the Employer's Federal income tax return for its applicable taxable year, including extensions thereof, or (ii) such time as is required by regulations under Section 401(k) and/or Section 401(m) of the Code, as applicable. In no event shall the total amount of Employer Contributions under this Article XIII exceed the maximum amount deductible in such year, under the provisions of the Code and applicable Treasury Regulations thereunder.

13.09 Suspense Account Reduction

Employer Contributions shall be reduced, if necessary, by any amount held in a suspense account pursuant to Article VII.

13.10 Limitations on Employer Contributions

Employer Contributions are subject to all applicable limitations contained in Article VII.

13.11 Overriding Provisions Regarding Collective Bargaining Agreements

Notwithstanding any other provision of this Article XIII or any other provision of Plan to the contrary, an Employee who is covered by a collective bargaining agreement between an Employer and a representative of such Employee shall not receive any allocation(s) of Employer Qualified Nonelective Contribution(s), Basic Employer Matching Contribution(s), Additional Employer Matching Contribution(s), or any other Employer Contribution(s) (to the extent the Plan provides any other Employer Contribution(s)), except to the extent (if any) specifically provided for in such collective bargaining agreement.

ARTICLE XIV

DISTRIBUTIONS

14.01 Distributions

A Participant whose Settlement Date occurs shall receive distribution of the value of his Separate Account in a form of payment provided in Article XV as soon as reasonably practicable following the date on which his Settlement Date occurs or the date his application for distribution is filed with the Plan Administrator, if later.

14.02 Distributions to Beneficiaries

If a Participant dies after the date distribution of his Separate Account has commenced in the form of installment payments, his Beneficiary shall receive distribution of the remainder of the installment payments beginning as soon as reasonably practicable following the Participant's date of death; except that, unless otherwise provided in the Plan, a Participant's Beneficiary may elect to receive a single sum payment of the Participant's remaining Separate Account in lieu of any further installment payments.

If a Participant dies prior to the date distribution of his Separate Account has commenced, his Beneficiary shall receive distribution of the value of the Participant's Separate Account in a form of payment provided under Article XV beginning as soon as reasonably practicable following the date the Beneficiary's application for distribution is filed with the Plan Administrator.

If a Participant dies prior to the date distribution of his Separate Account has been made or commenced and distribution of his Separate Account is to be made to his surviving Spouse, distribution to the surviving Spouse must be made or commenced in a form of payment provided under Article XV no later than the end of the first calendar year beginning after the Participant's death or the end of the calendar year in which the Participant would have reached age 70 1/2, whichever is later.

If a Participant dies prior to the date distribution of his Separate Account has been made or commenced and distribution of his Separate Account is to be made to a Beneficiary who is not his surviving Spouse in a single sum payment, distribution to such Beneficiary must be made no later than the end of the fifth calendar year beginning after the Participant's death.

If a Participant dies prior to the date distribution of his Separate Account has been made or commenced and distribution of his Separate Account is to be made to a Beneficiary who is not his surviving Spouse in installment payments, distribution to such Beneficiary must commence no later than the end of the first calendar year beginning after the Participant's death. On such date as Section 15.01(a) becomes effective, a distribution to such Beneficiary shall be made in a single sum payment no later than the end of the first calendar year beginning after the Participant's death.

If distribution is to be made to a Participant's surviving Spouse, it shall be made available within a reasonable period of time after the Participant's death that is no less favorable than the period of time applicable to other distributions.

14.03 Administrative Powers Relating to Payments

If a Participant or Beneficiary is under a legal disability or, by reason of illness or mental or physical disability, is in the opinion of the Plan Administrator unable properly to attend to his personal financial matters, the Trustee may make such payments in such of the following ways as the Plan Administrator shall direct:

a. directly to such Participant or Beneficiary;

b. to the legal representative of such Participant or Beneficiary; or

c. to some relative by blood or marriage, or friend, for the benefit of such Participant or Beneficiary.

Any payment made pursuant to this Section 14.03 shall be in complete discharge of the obligation under the Plan.

14.04 Reemployment

If a Participant whose Settlement Date has occurred is reemployed by an Employer or any other member of the Controlled Group, he shall lose his right to any distribution or further distributions from the Trust Fund arising from his prior Settlement Date with respect to amounts other than amounts subject to the nonforfeitability requirements of Section 401(k) of the Code and his interest in the Trust Fund with respect to such amounts shall thereafter be treated in the same manner as that of any other Participant whose Settlement Date has not occurred, and such prior election, if any, of a form of payment hereunder shall be ineffective. Such a Participant shall retain his right to any distribution or further distributions from the Trust Fund arising from his prior Settlement Date with respect to amounts subject to the nonforfeitability requirements of Section 401(k) of the Code, and his prior election, if any, of a form of payment hereunder shall remain in effect with respect to such amounts.

ARTICLE XV

FORMS OF PAYMENT

15.01 Method of Distribution

On and after a Participant's Settlement Date, or the date his application for distribution is filed with the Plan Administrator, if later, and after all adjustments to his Separate Account required as of that date shall have been made, distribution of his Separate Account shall be made as soon after such date as is administratively practicable, to the Participant, or, if the Participant has died, to his Beneficiary, by any one of the following methods as elected by the Participant or, if applicable, his Beneficiary:

a. Notwithstanding any other provision of this Article, or any other provision of the Plan to the contrary, the following procedures shall apply to distributions on or after January 1, 2002 or such other date as this Section 15.01(a) becomes effective:

1. Distribution including, but not limited to, any forms of payment provided for in Articles XX, XXII, XXIII, XXV, XXVI and XXVII, shall be in a single sum payment. The single sum payment shall be the normal and only form of payment available to a Participant. All other forms of payment available to a Participant including, but not limited to, payment in the form of an annuity, are eliminated.

2. The Administrator shall provide elections and notices regarding distributions in accordance with the Code.

3. The foregoing provisions of this Section 15.01(a) shall not apply with respect to any distribution with an annuity starting date that is earlier than the earlier of (i) the 90th day after the date a summary that reflects this Section 15.01(a) and that satisfies the requirements of DOL Reg. 2520.104b-3 has been furnished in accordance with ERISA or (ii) January 1, 2003.

b. Notwithstanding any other provision of this Article, or any other provision of the Plan to the contrary, prior to January 1, 2002, or such other date as Section 15.01(a) becomes effective, distribution of a Participant's Separate Account shall be made to the Participant, or if the Participant has died, to his Beneficiary, by one of the following methods as elected by the Participant, or if applicable, his beneficiary:

1. by payments in cash in a series of installments over a period not exceeding the life expectancy of the Participant, or the Participant's Beneficiary, if the Participant has died, or a period not exceeding the joint life and last survivor expectancy of the Participant and his Beneficiary. Each installment shall be equal in amount except as necessary to adjust for any changes in the value of the Participant's Separate Account. The determination of life expectancies shall be made on the basis of the expected return multiples in Table V and VI of Section 1.72-9 of the Treasury regulations and shall be calculated once at the time installment payments begin.

2. by payment in cash of a single-sum amount; or

3. a combination of (a) and (b) above.

c. The Participant or Beneficiary (including an Alternate Payee) may elect to have a distribution under Section 15.01(a) or 15.01(b)(2) distributed in shares of "Common Stock of the Company", as defined in the Trust Agreement, to the extent that the Separate Account from which distribution is being made was invested in the "ALLTEL Stock Fund", as defined in the Trust Agreement, on the Valuation Date applicable in determining the amount of the distribution. The number of shares of Common Stock of the Company to be distributed shall be determined based on the Valuation Date that was used to determine the amount that would have been distributed in cash and by using the value per share of Common Stock of the Company used for valuing the ALLTEL Stock Fund for such Valuation Date, with any fractional share converted to cash and payment of the value of the fraction share made in cash.

15.02 Consent and Timing

Any distribution to the Participant that commences prior to his attainment of the age of 65 years shall require the written consent of the Participant within 90 days of the date of any such distribution if the value of the Participant's Separate Account at the time of such distribution exceeds $5,000 (or such other amount as is established by the Secretary of the Treasury pursuant to Section 411(a)(7)(B)(i) of the Code) (or exceeded such amount at the time of any prior distribution for distribution prior to January 1, 2002). For purposes of the immediately preceding sentence, rollover contributions made to a Participant's Separate Account pursuant to Section 12.08 shall not be taken into consideration in determining the value of a Participant's Separate Account on or after January 1, 2002.

A Participant with respect to whom there may be an allocation of Employer Contributions following the Participant's termination of service because of his retirement, death, Total and Permanent Disability, or termination of service after meeting the age and service requirements for early retirement under the ALLTEL Corporation Pension Plan or the ALLTEL Corporation Profit-Sharing Plan (if he had been a participant thereunder) (or his Beneficiary) and whose account balance exceeds $5,000 (or such other amount as is established by the Secretary of the Treasury pursuant to Section 411(a)(7)(B)(i) of the Code) on his Settlement Date (or exceeded such amount at the time of any prior distribution for distribution prior to January 1, 2002), shall be entitled to elect to defer any distribution until the Employer Contribution for the Plan Year that includes such Settlement Date is made, or to elect a distribution of the Participant's Separate Account prior to the additional allocation and a subsequent distribution of any additional allocation.

If the Participant elects and is receiving distribution in a series of cash installments, he may subsequently elect a different method that satisfies the requirements of Section 15.01 and this Section 15.02.

15.03 Notice Regarding Distribution

Within the 60 day period ending 30 days prior to the date distribution of a Participant's Separate Account is to be made or commenced, the Plan Administrator shall provide him with a written explanation of the forms of payment available under the Plan, his right to make a direct rollover, and, except as otherwise provided in Section 15.04, the Participant's right to defer distribution of his Separate Account until a date not later than the date required pursuant to Section 15.09. Notwithstanding the foregoing, distribution may be made or commenced less than 30 days after the notice required by this Section 15.03 is given to the Participant, provided that:

a. the Plan Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution and, if applicable, a particular distribution option, and

b. the Participant, after receiving the notice, affirmatively elects a distribution.

15.04 Small Benefit Cash-Out

Notwithstanding the preceding provisions of this Article XV, the Separate Account of a Participant shall be distributed in a single sum payment as soon as practicable following his Settlement Date if the value of his vested Separate Account is $5,000 (or such other amount as is established by the Secretary of the Treasury pursuant to Section 411(a)(7)(B)(i) of the Code) (or exceeded such amount at the time of any prior distribution for distribution prior to January 1, 2002) or less; provided, however, that no such payment shall be made if benefits have commenced in installments prior to January 1, 2002. Notwithstanding the above, a distributee the value of whose Separate Account does not exceed $5,000 (or such other amount as is established by the Secretary of the Treasury pursuant to Section 411(a)(7)(B)(i) of the Code) as of the date on which he would otherwise receive distribution of such Separate Account and with respect to whom there may be an additional allocation under Section 13.07 following the Participant's separation from service due to Retirement, death, or Total and Permanent Disability shall be entitled to elect in writing, in accordance with the procedures established by the Plan Administrator, to defer such payment or commencement of payment until the Employer Contribution for the Plan Year that includes his Settlement Date is made, in which case the determination of the value of his Separate Account for purposes of the amount and form of distribution hereunder shall be made as of the Valuation Date coinciding with or immediately following the date as of which the Employer Contribution for the Plan Year that includes such Settlement Date is credited to his Separate Account.

15.05 Payment to Estate

Notwithstanding any other provision of the Plan to the contrary, if a Participant's Beneficiary is his estate, the executor or other personal representative of the Participant may elect on the estate's behalf to receive any benefit which may become payable under the Plan upon the death of the Participant, or in lieu of any installment payments remaining unpaid at the death of the Participant, a single sum payment.

15.06 Direct Rollover Requirements

This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section, the following definitions shall apply:

a. Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and for distributions made after December 31, 1999, any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

b. Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

c. Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

d. Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

e. EGTRRA Provisions regarding Direct Rollovers of Plan Distributions:

i. Effective Date: This clause (e) shall apply to distributions made after December 31, 2001.

ii. Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in this Section, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

iii. Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in this Section, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

iv. Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in this Section, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

15.07 Amount and Timing of Distribution

The value of a Participant's Separate Account for purposes of distribution (and the amount of any distribution) shall be based on the value of the vested balance of the Participant's Separate Account as of the Valuation Date determined (on a uniform basis) by the Plan Administrator. Distribution shall be made as promptly as practicable after the Valuation Date applicable to such distribution.

15.08 Form of Election

All elections under Article XIV and this Article XV shall be in writing on the form prescribed by the Plan Administrator from time to time and must be filed on a timely basis.

15.09 Provision Pursuant to Sections 401(a)(9) and 401(a)(14) of the Code

Notwithstanding anything to the contrary contained in the Plan:

a. Effective for distributions for distribution calendar years beginning prior to January 1, 1997, the provisions (regarding section 401(a)(9) and 401(a)(14) of the Code) in the Plan prior to this January 1, 2001 restatement of the Plan shall apply.

b. Effective for distributions for distribution calendar years beginning after December 31, 1996:

Unless a Participant elects a later date (subject to the provisions of this Section 15.09(b)), distribution of a Participant's Separate Account shall be made or commenced to the Participant not later than 60 days after the latest of the close of the Plan Year in which: occurs the date on which the Participant attains age 65; occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or the Participant's employment terminates with the Employer and all other members of the Controlled Group. Notwithstanding any other provision of the Plan to the contrary, the following provisions shall apply to the distribution of a Participant's vested Separate Account:

1. Distribution of a Participant's vested Separate Account shall be made or commenced in accordance with section 401(a)(9) of the Code and the regulations thereunder in a method of distribution provided in Section 15.01 beginning not later than April 1 of the calendar year following the later of (A) the calendar year in which the Participant attains age 70-1/2 or (B) the calendar year in which such Participant separated from employment with the Controlled Group. However, in the case of a Participant who is a "5 percent owner" (as defined in section 416 of the Code) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70-1/2, distribution of the Participant's vested Separate Account shall be made or commenced in accordance with section 401(a)(9) of the Code and the regulations thereunder in a method of distribution provided in Section 15.01 beginning not later than April 1 of the calendar year in which the Participant attains age 70-1/2.

2. For a Participant who is an Employee and who attains age 70-1/2 in a calendar year beginning after December 31, 1996 and prior to January 1, 2002, the Participant shall be given a one-time election to have (in lieu of distribution as prescribed in Section 15.09(b)(1)) distribution of the Participant's vested Separate Account be made or commenced in accordance with section 401(a)(9) of the Code and the regulations thereunder in a method of distribution provided by Section 15.01 beginning not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. The election shall be made in the form and manner as prescribed by the Plan Administrator.

3. Notwithstanding any other provision of the Plan to the contrary, distribution from the Plan shall be made in accordance with section 401(a)(9) of the Code and regulations issued thereunder, including the minimum distribution incidental benefit requirements.

4. For distributions under the Plan made on or after January 1, 2001 for calendar years beginning on or after January 1, 2001 the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This Section 15.09(b)(4) shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) of the Code or such other date as may be specified in guidance published by the Internal Revenue Service.

ARTICLE XVI

VESTING

16.01 Full Vesting

A Participant shall at all times have a fully vested and nonforfeitable interest in his Separate Account.

ARTICLE XVII

BENEFICIARIES

17.01 Designation of Beneficiary

Subject to the provisions of Section 17.02, each Participant shall have the right to designate, by filing a written designation with the Plan Administrator on such form as the Plan Administrator may prescribe, a person or persons or entity to receive any benefit which may become payable upon the death of such Participant or any installment payments remaining unpaid at the death of the Participant. A married Participant's Beneficiary shall be his Spouse, unless the Spouse has consented in the manner provided in Section 17.02 to the Participant's designation of a Beneficiary other than his Spouse. A non-Spouse Beneficiary designation made by a Participant and consented to by his Spouse may be revoked by the Participant in writing at any time, without the consent of his Spouse. Any new Beneficiary designation must again comply with the requirements of Section 17.02.

17.02 Spousal Consent Requirements

Any written spousal consent given pursuant to this Article XVII shall acknowledge the effect of the action taken, shall specifically acknowledge any non-Spouse Beneficiary designated by the Participant, and shall be witnessed by a Plan representative or a notary public. Such spousal consent shall be valid only with respect to the Spouse who signs the consent. Notwithstanding any other provision of the Plan to the contrary, written spousal consent shall not be required if the Participant establishes to the satisfaction of the Plan Administrator that such consent cannot be obtained because the Spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder.

17.03 No Beneficiary

If no Beneficiary has been designated pursuant to Section 17.01, if a designation is for any reason illegal or ineffective, or if no Beneficiary survives the Participant and he has no surviving Spouse, then the Beneficiary under the Plan shall be the Participant's estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if no other Beneficiary has been designated to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

17.04 Reliance

In determining a Participant's Beneficiary, the Plan Administrator may act and rely upon any information it deems reliable upon reasonable inquiry, and upon any affidavit, certificate, or other paper believed by it to be genuine, and upon any evidence believed by it to be sufficient.

17.05 Payment to Estate

Notwithstanding any other provision of the Plan to the contrary, if a Participant's Beneficiary is his estate, the executor or other personal representative of the Participant may elect on the estate's behalf to receive any benefit which may become payable under the Plan upon the death of the Participant, or in lieu of any installment payments remaining unpaid at the death of the Participant, a single sum payment.

ARTICLE XVIII

LOANS

18.01 Application for Loan

A Participant or a Beneficiary who is a party in interest may make written application to the Plan Administrator for a loan from his Separate Account. Loans shall be made in accordance with written loan rules and procedures prescribed by the Plan Administrator, and which rules and procedures are hereby incorporated into and made a part of the Plan. As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in up to 50 percent of his vested interest under the Plan determined as of the date as of which the loan is originated in accordance with Plan provisions and, in the case of a Participant who is an active employee, also shall enter into an agreement to repay the loan by payroll withholding. No loan in excess of 50 percent of the Participant's vested interest under the Plan shall be made from the Plan. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees.

A loan shall not be granted unless the Participant consents to the charging of his Separate Account in accordance with the provisions of Section 18.05 for unpaid principal and interest amounts in the event the loan is declared to be in default.

18.02 Reduction of Account Upon Distribution

Notwithstanding any other provision of the Plan, the amount of a Participant's Separate Account that is distributable to the Participant or his Beneficiary under Article XIV or XIX shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant's death prior to the commencement of distribution of his Separate Account and less than 100 percent of the Participant's vested interest in his Separate Account (determined without regard to the preceding sentence) is payable to his surviving spouse, then the balance of the Participant's vested interest in his Separate Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to the surviving spouse.

18.03 Requirements to Prevent a Taxable Distribution

Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this Article XVIII:

a. The interest rate on any loan to a Participant shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.

b. The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan or any other plan maintained by an Employer or a Related Company) shall not exceed the lesser of:

1. $50,000, reduced by the highest outstanding balance of any other loan to the Participant from the Plan or any other plan maintained by an Employer or a Related Company during the preceding 12-month period; or

2. 50 percent of the vested portions of the Participant's Separate Account and his vested interest under all other plans maintained by an Employer or a Related Company.

c. The term of any loan to a Participant shall be no greater than five years, except in the case of a loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence of the Participant.

d. Except as otherwise permitted under Treasury regulations, substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly.

18.04 Administration of Loans

Any loan approved by the Plan Administrator shall be an ear-marked investment of the Participant's Separate Account. All principal and interest paid by the Participant on a loan made under this Article XVIII shall be deposited to his Separate Account and shall be allocated upon receipt among the Investment Funds in accordance with the Participant's currently effective investment election.

18.05 Default

If a Participant fails to make or cause to be made, any payment required under the terms of the loan within sixty days following the date on which the required installment payment was due, the Plan Administrator may direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the Separate Account of the borrower with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement.

ARTICLE XIX

IN-SERVICE WITHDRAWALS

19.01 Withdrawals While Still Employed

A Participant may, while still employed by a member of the Controlled Group, make certain withdrawals from his Separate Account, subject to the following restrictions:

a. Withdrawals may be made only as of a Valuation Date after all adjustments have been made to the accounts.

b. All withdrawals are subject to the Participant having filed a written application with the Plan Administrator at least such number of days prior to the date on which the withdrawal is to be made as the Plan Administrator shall prescribe.

c. All withdrawals shall be in the form of a single-sum cash payment and the amounts withdrawn shall be debited from the Participant's Separate Account as of the date the payment is made.

d. A Participant may make a withdrawal from his Salary Deferral Contribution Account and/or Employer Contribution Account only in the event that he furnishes satisfactory evidence to the Plan Administrator that the withdrawal is to alleviate his financial hardship and is for one of the following reasons:

1. expenses previously incurred by or necessary to obtain for the Participant, the Participant's Spouse, or any dependent of the Participant (as defined in Section 152 of the Code) medical care described in Section 213(d) of the Code;

2. costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

3. payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant's Spouse, or any dependent of the Participant; or

4. the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

e. For the purpose of (d) above, financial hardship shall mean an immediate and heavy financial need that cannot be met from other resources of the Participant. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of the Participant if all of the following requirements are satisfied:

1. the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

2. the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all of the plans maintained by the Employer and all other members of the Controlled Group;

3. the Participant's Salary Deferral Contributions under the Plan and his employee elective contributions and employee contributions, other than mandatory employee contributions to a Defined Benefit Plan, under all other Employer maintained qualified and nonqualified plans of deferred compensation, except health or welfare benefit plans, are suspended for 12 months after receipt of the hardship distribution or for six months in the case of hardship distributions received on or after January 1, 2002; and

4. the Participant's Salary Deferral Contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution may not exceed the applicable limit under Section 402(g) of the Internal Revenue Code for such next taxable year less the amount of his Salary Deferral Contributions for the taxable year of the hardship distribution.

f. The amount that a Participant may withdraw from his Salary Deferral Contribution Account on and after January 1, 1989 shall not exceed the excess, if any, of (a) the sum of (i) the net credit balance in his Salary Deferral Contribution Account as of December 31, 1988 and (ii) the aggregate of his Salary Deferral Contributions to the Plan on and after January 1, 1989 over (b) the withdrawals on and after January 1, 1989 from his Salary Deferral Contribution Account.

g. The amount that a Participant may withdraw from his Employer Contribution Account shall not exceed the net credit balance in such account as of the effective date of the withdrawal, exclusive of amounts attributable to Employer Contributions made to the Plan for periods after December 31, 1994.

h. The Plan Administrator shall establish such rules and give such directions to the Trustee as shall be appropriate to effectuate the withdrawal in accordance with the terms hereof.

i. In the event that a Participant has an outstanding loan at the time of his withdrawal, the amount of the withdrawal may not exceed the excess of (a) the amount which he would otherwise be entitled to withdraw over (b) the amount of any outstanding loan.

j. Any withdrawal made under this Section 19.01 shall be made first from any voluntary after-tax contributions that the Participant may have made to a Prior Plan, then from any rollover contributions eligible for withdrawal for reasons other than hardship that the Participant may have made to a Prior Plan, then from amounts attributable to Employer Contributions made prior to January 1, 1995, then from any other amounts eligible for withdrawal (including hardship withdrawals), and then from amounts attributable to Salary Deferral Contributions.

In the event that the actual date of payment of the amount of the withdrawal from a Participant's Separate Account does not coincide with a Valuation Date, the amounts credited to his Sub-Accounts in the applicable Investment Fund or Funds shall be adjusted, on the basis of a policy established with respect to each Investment Fund by the Plan Administrator (which policy may be changed with respect to each such fund from time to time for application in the future), based upon the latest data available to the Plan Administrator immediately prior to its authorization of such payment, to reflect investment gains or losses in the funds credited to his Sub-Accounts in the applicable Investment Fund or Funds since the last Valuation Date.

19.02 Certain Other Withdrawals

If a Participant has a termination of employment with all members of the Controlled Group, but has not had a separation from service permitting distribution under the Plan, the Participant may apply for a withdrawal under the terms and conditions specified in Section 19.01 (without regard to the requirement that the Participant be employed by a member of the Controlled Group).

ARTICLE XX

MERGER OF CERTAIN PLANS INTO THE PLAN

20.01 In General

This Article XX contains special provisions regarding Prior Plans that have been merged into the Plan from time to time. Except as may be expressly provided elsewhere in this Article XX, the forms of payment or other rights available under a Prior Plan that may not be eliminated under Section 411(d)(6) of the Code shall be available under the Plan solely with respect to a Participant's interest under a Prior Plan and not to the Participant's interest under the Plan determined without regard to this Article XX. A Participant may, however, elect to receive his entire interest under the Plan in a form of payment provided under Article XV.

20.02 Merger of CP National Corporation Incentive Thrift Savings Plan

a. Effective as of the beginning of business on January 1, 1995, the CP National Corporation Incentive Thrift Savings Plan (the "CPN Plan") shall be merged into and made a part of the Plan, and the trust fund maintained in connection with the CPN Plan shall be added to the assets of the Trust Fund to be disposed of under the terms, conditions, and provisions of the Plan and the Trust. On and after January 1, 1995, except as otherwise expressly provided in this Article XX, the general provisions of the Plan shall govern with respect to the interests under the CPN Plan of all persons, to the extent not inconsistent with any provision of the CPN Plan that may not be eliminated under Section 411(d)(6) of the Code.

b. As of January 1, 1995, Separate Accounts shall be established in accordance with the provisions of Section 11.07 in the name of each person who as of the close of business on December 31, 1994 was a participant or beneficiary with an interest under the CPN Plan. In addition to any credits or debits to the Separate Account of the persons described in the immediately preceding sentence on or after January 1, 1995 in accordance with the Plan's general provisions, as of the date the assets of the trust fund for the CPN Plan are received by the Trustee and deposited in the Trust Fund there shall be credited to each such Separate Account or Sub-Account, as applicable, the value of such person's prior separate account or sub-account of the corresponding type under the CPN Plan as certified to the Plan Administrator by the plan administrator of the CPN Plan.

20.03 Merger of Houston Wire & Cable Company Combination Profit Sharing and Salary Deferral Plan

a. Effective as of the beginning of business on January 1, 1995, the Houston Wire & Cable Company Combination Profit Sharing and Salary Deferral Plan (the "HWC Plan") shall be merged into and made a part of the Plan, and the trust fund maintained in connection with the HWC Plan shall be added to the assets of the Trust Fund to be disposed of under the terms, conditions, and provisions of the Plan and the Trust. On and after January 1, 1995, except as otherwise expressly provided in this Article XX, the general provisions of the Plan shall govern with respect to the interests under the HWC Plan of all persons, to the extent not inconsistent with any provision of the HWC Plan that may not be eliminated under Section 411(d)(6) of the Code.

b. As of January 1, 1995, Separate Accounts shall be established in accordance with the provisions of Section 11.07 in the name of each person who as of the close of business on December 31, 1994 was a participant or beneficiary with an interest under the HWC Plan. In addition to any credits or debits to the Separate Account of the persons described in the immediately preceding sentence on or after January 1, 1995 in accordance with the Plan's general provisions, as of the date the assets of the trust fund for the HWC Plan are received by the Trustee and deposited in the Trust Fund there shall be credited to each such Separate Account or Sub-Account, as applicable, the value of such person's prior separate account or sub-account of the corresponding type under the HWC Plan as certified to the Plan Administrator by the plan administrator of the HWC Plan.

20.04 Merger of Computer Power, Inc. Retirement Savings Plan

a. Effective as of the beginning of business on January 1, 1995, the Computer Power, Inc. Retirement Savings Plan (the "CPI Plan") shall be merged into and made a part of the Plan, and the trust fund maintained in connection with the CPI Plan shall be added to the assets of the Trust Fund to be disposed of under the terms, conditions, and provisions of the Plan and the Trust. On and after January 1, 1995, except as otherwise expressly provided in this Article XX, the general provisions of the Plan shall govern with respect to the interests under the CPI Plan of all persons, to the extent not inconsistent with any provision of the CPI Plan that may not be eliminated under Section 411(d)(6) of the Code.

b. As of January 1, 1995, Separate Accounts shall be established in accordance with the provisions of Section 11.07 in the name of each person who as of the close of business on December 31, 1994 was a participant or beneficiary with an interest under the CPI Plan. In addition to any credits or debits to the Separate Account of the persons described in the immediately preceding sentence on or after January 1, 1995, in accordance with the Plan's general provisions, as of the date the assets of the trust fund for the CPI Plan are received by the Trustee and deposited in the Trust Fund there shall be credited to each such Separate Account or Sub-Account, as applicable, the value of such person's prior separate account or sub-account of the corresponding type under the CPI Plan as certified to the Plan Administrator by the plan administrator of the CPI Plan.

20.05 Merger of TDS Healthcare Systems Corporation Profit Sharing Plan

a. Effective as of the beginning of business on January 1, 1995, the TDS Healthcare Systems Corporation Profit Sharing Plan (the "TDS Plan") shall be merged into and made a part of the Plan, and the trust fund maintained in connection with the TDS Plan shall be added to the assets of the Trust Fund to be disposed of under the terms, conditions, and provisions of the Plan and the Trust. On and after January 1, 1995, except as otherwise expressly provided in this Article XX, the general provisions of the Plan shall govern with respect to the interests under the TDS Plan of all persons, to the extent not inconsistent with any provisions of the TDS Plan that may not be eliminated under Section 411(d)(6) of the Code.

b. As of January 1, 1995, Separate Accounts shall be established in accordance with the provisions of Section 11.07 in the name of each person who as of the close of business on December 31, 1994 was a participant or beneficiary with an interest under the TDS Plan. In addition to any credits or debits to the Separate Account of the persons described in the immediately preceding sentence on or after January 1, 1995, in accordance with the Plan's general provisions, as of the date of the assets of the trust fund of the TDS Plan are received by the Trustee and deposited in the Trust Fund there shall be credited to each such Separate Account or Sub-Account, as applicable, the value of such person's prior separate account or sub-account of the corresponding type under the TDS Plan as certified to the Plan Administrator by the plan administrator of the TDS Plan.

20.06 Merger of Vertex Business Systems, Inc. 401(k) Employee Savings Plan

a. Effective as of the beginning of business on January 1, 1996, or such other date as may be established by the Plan Administrator, (the "Merger Date") the Vertex Business Systems, Inc. 401(k) Employee Savings Plan (the "Vertex Plan") shall be merged into and made a part of the Plan, and the trust fund maintained in connection with the Vertex Plan shall be added to the assets of the Trust Fund to be disposed of under the terms, conditions, and provisions of the Plan and the Trust. On and after the Merger Date, except as otherwise expressly provided in this Article XX, the general provisions of the Plan shall govern with respect to the interests under the Vertex Plan of all persons, to the extent not inconsistent with any provision of the Vertex Plan that may not be eliminated under Section 411(d)(6) of the Code.

b. As of the Merger Date, Separate Accounts shall be established in accordance with the provisions of Section 11.07 in the name of each person who as of the close of business on the day immediately preceding the Merger Date, was a participant or beneficiary with an interest under the Vertex Plan. In addition to any credits or debits to the Separate Account of the persons described in the immediately preceding sentence on or after the Merger Date in accordance with the Plan's general provisions, as of the date the assets of the trust fund for the Vertex Plan are received by the Trustee and deposited in the Trust Fund there shall be credited to each such Separate Account or Sub-Account, as applicable, the value of such person's prior separate account or sub-account of the corresponding type under the Vertex Plan as certified to the Plan Administrator by the plan administrator of the Vertex Plan.

c. Notwithstanding any other provision of the Plan to the contrary, any outstanding loan under the Vertex Plan shall continue to be repaid and administered in accordance with its terms and the applicable provisions of the Vertex Plan in effect at the time the loan was granted.

20.07 Merger of 360 Communications Company Retirement Savings Plan

a. Effective as of the beginning of business on August 1, 1999, the 360 Communications Company Retirement Savings Plan (the "360 Plan") shall be merged into and made a part of the Plan, and the trust fund maintained in connection with the 360 Plan shall be added to the assets of the Trust Fund to be disposed of under the terms, conditions, and provisions of the Plan and the Trust. On and after August 1, 1999, except as otherwise expressly provided in this Section 20.07, the general provisions of the Plan shall govern with respect to the interests under the 360 Plan of all persons, to the extent not inconsistent with any provisions of the 360 Plan that may not be eliminated under Section 411(d)(6) of the Code (and the regulations thereunder).

b. As of August 1, 1999, Separate Accounts shall be established in accordance with the provisions of Section 11.07 in the name of each person who as of the close of business on July 31, 1999 was a participant or beneficiary with an interest under the 360 Plan. In addition to any credits or debits to the Separate Account of the persons described in the immediately preceding sentence on or after August 1, 1999, in accordance with the Plan's general provisions, as of the date the assets of the trust fund of the 360 Plan are received by the Trustee and deposited in the Trust Fund there shall be credited to each such Separate Account or Sub-Account, as applicable, the value of such person's prior separate account or sub-account of the corresponding type under the 360 Plan as certified to the Plan Administrator by the plan administrator of the 360 Plan.

c. If a person who was a participant under the 360 Plan incurred a forfeiture under Section 13.4 of the 360 Plan prior to September 11, 1998 and resumes employment covered under the Plan such that restoration of that forfeiture would be required under the 360 Plan as in effect on July 31, 1999, such forfeiture shall be restored under the Plan in the same manner and under the same conditions as such forfeiture would have been restored under the 360 Plan as in effect on July 31, 1999.

d. Notwithstanding any other provision of the Plan to the contrary, any outstanding participant loan under the 360 Plan shall be repaid under the Plan and otherwise continue to be administered in accordance with its terms and the applicable provisions of the 360 Plan in effect at the time the loan was granted.

e. Notwithstanding any other provision of the Plan to the contrary, each beneficiary designation under the 360 Plan prior to August 1, 1999 shall apply to the Separate Accounts or Sub-Accounts established under Section 20.07(b) of the Plan, unless or until the applicable Participant designates a new beneficiary in which case Article XVII of the Plan shall apply.

20.08 Merger of Advanced Information Resources, LTD 401(k) Savings Plan

a. Effective as of the beginning of business on March 1, 2001, the Advanced Information Resources 401(k) Savings Plan (the "AIR Plan") shall be merged into and made a part of the Plan, and the trust fund maintained in connection with the AIR Plan shall be added to the assets of the Trust Fund to be disposed of under the terms, conditions, and provisions of the Plan and the Trust. On and after March 1, 2001, except as otherwise expressly provided in this Section 20.08, the general provisions of the Plan shall govern with respect to the interests under the AIR Plan of all persons, to the extent not inconsistent with any provisions of the AIR Plan that may not be eliminated under Section 411(d)(6) of the Code (and the regulations thereunder).

b. As of March 1, 2001, Separate Accounts shall be established in accordance with the provisions of Section 11.07 in the name of each person who as of the close of business on February 28, 2001 was a participant or beneficiary with an interest under the AIR Plan. In addition to any credits or debits to the Separate Account of the persons described in the immediately preceding sentence on or after March 1, 2001, in accordance with the Plan's general provisions, as of the date the assets of the trust fund of the AIR Plan are received by the Trustee and deposited in the Trust Fund there shall be credited to each such Separate Account or Sub-Account, as applicable, the value of such person's prior separate account or sub-account under the AIR Plan as certified to the Plan Administrator by the plan administrator of the AIR Plan. Any such amounts transferred from the AIR Plan shall be invested under the Plan in accordance with the Participant's investment elections under the Plan at the time for such transfer.

c. Notwithstanding any other provision of the Plan to the contrary, any outstanding participant loan under the AIR Plan shall be repaid under the Plan and otherwise continue to be administered in accordance with its terms and the applicable provisions of the AIR Plan in effect at the time the loan was granted.

d. Notwithstanding any other provision of the Plan to the contrary, each beneficiary designation under the AIR Plan prior to March 1, 2001 shall apply to the Separate Accounts or Sub-Accounts established under Section 20.08(b) of the Plan, unless or until the applicable Participant designates a new beneficiary in which case Article XVII of the Plan shall apply.

20.09 Merger of Aliant Communications, Inc. 401(k) Savings and Stock Ownership Plan

a. Effective as of the beginning of business on January 1, 2002, the Aliant Communications 401(k) Savings and Stock Ownership Plan (the "Aliant Plan") shall be merged into and made a part of the Plan, and the trust fund maintained in connection with the Aliant Plan shall be added to the assets of the Trust Fund to be disposed of under the terms, conditions, and provisions of the Plan and the Trust. On and after January 1, 2002, except as otherwise expressly provided in this Section 20.09, the general provisions of the Plan shall govern with respect to the interests under the Aliant Plan of all persons, to the extent not inconsistent with any provisions of the Aliant Plan that may not be eliminated under Section 411(d)(6) of the Code (and the regulations thereunder).

b. As of January 1, 2002, Separate Accounts shall be established in accordance with the provisions of Section 11.07 in the name of each person who as of the close of business on December 31, 2001 was a participant or beneficiary with an interest under the Aliant Plan. In addition to any credits or debits to the Separate Account of the persons described in the immediately preceding sentence on or after January 1, 2002, in accordance with the Plan's general provisions, as of the date the assets of the trust fund of the Aliant Plan are received by the Trustee and deposited in the Trust Fund there shall be credited to each such Separate Account or Sub-Account, as applicable, the value of such person's prior separate account or sub-account of the corresponding type under the Aliant Plan as certified to the Plan Administrator by the plan administrator of the Aliant Plan.

c. If a person who was a participant under the Aliant Plan incurred a forfeiture under the Aliant Plan prior to January 1, 2002 and resumes employment covered under the Plan such that restoration of that forfeiture would be required under the Aliant Plan as in effect on December 31, 2001, such forfeiture shall be restored under the Plan in the same manner and under the same conditions as such forfeiture would have been restored under the Aliant Plan as in effect on December 31, 2001. Any unapplied forfeiture under the Aliant Plan transferred to the Plan shall, as soon as practicable following December 31, 2001, be applied to reduce Employer Contributions under Section 20.09(e). The Plan Administrator shall take any action with respect to Separate Accounts established under Section 20.09(b) required by the terms of Article VII of the Aliant Plan.

d. Notwithstanding any other provision of the Plan to the contrary, each beneficiary designation under the Aliant Plan prior to January 1, 2002 shall apply to the Separate Accounts or Sub-Accounts established under Section 20.09(b) of the Plan, unless or until the applicable Participant designates a new beneficiary in which case Article XVII of the Plan shall apply.

e. For purposes of this Section 20.09(e), any words and phrases used with the initial letter capitalized and preceded by the word "Aliant" shall have the meaning given to them under the Aliant Plan as in effect on December 31, 2001.

For the Aliant Plan Year ending December 31, 2001 (only), each Aliant Employer shall make an Aliant Employer Nonelective Contribution under the Plan in an amount, if any, that the Aliant Board of Directors shall determine by resolution, less the amount of any Aliant Forfeitures for such Aliant Plan Year that are to reduce the Aliant Employer Nonelective Contribution as provided in Section 16.03 of the Aliant Plan. If the Aliant Board of Directors does not adopt a resolution regarding the Aliant Employer Nonelective Contribution with respect to the 2001 Aliant Plan Year, the Aliant Employer Nonelective Contribution for that Aliant Plan Year shall be zero, except as provided in the Aliant Plan.

As of the last day of the 2001 Aliant Plan Year, the Aliant Employer Nonelective Contribution for the Aliant Plan Year, if any, shall be allocated to the Aliant Employer Contribution Account of each Aliant Participant in the Aliant Plan who, pursuant to the terms of the Aliant Plan, is eligible to share in the allocation of the Aliant Employer Nonelective Contribution for that Aliant Plan Year (the "Aliant Participants"). The amount of any such allocation shall be based on the ratio that such (eligible) Aliant Participant's Aliant Compensation for that Aliant Plan Year bears to the total Aliant Compensation for that Aliant Plan Year of all Aliant Participants who are eligible to share in the allocation of Aliant Employer Nonelective Contributions for the 2001 Aliant Plan Year.

A person shall be eligible to share in the allocation of Aliant Employer Nonelective Contributions, if any, for the 2001 Aliant Plan Year only if he:

1. is in the active service of the Aliant Employer as an Aliant Non-Union Eligible Employee on the last business day of the Aliant Employer occurring during the Aliant Plan Year (i.e., whose service has not terminated prior to such last business day),

2. is not in active service because of termination of service while an Aliant Non-Union Eligible Employee during the Aliant Plan Year after attaining age 65, because of Aliant Total and Permanent Disability, or death, or, by Aliant Retirement, or

3. became ineligible by reason of transfer of employment to a Controlled Group Member that is not an Aliant Employer and who would be an Aliant Eligible Employee after such transfer of employment but for the fact that his employer is not an Aliant Employer, provided that he remains an Aliant Eligible Employee but for the fact that his employer is not an Aliant Employer or would otherwise be eligible for an allocation of any Aliant Employer contribution as a former Aliant Eligible Employee by reason of termination of service on or after the age of 65 years, Aliant Total and Permanent Disability, death, or, by Aliant Retirement, and, he has met the Aliant Year of Eligibility Service requirement, and he has met the Aliant Year of Participation Service requirement for the Aliant Plan Year.

An Aliant Participant who is on an Aliant Authorized Leave of Absence on the last Aliant Valuation Date of the 2001 Aliant Plan Year or an Aliant Participant who is employed by a member of the Controlled Group that is not an Aliant Employer on the last Aliant Valuation Date of the 2001 Aliant Plan Year and his employment transferred to such other member of the Controlled Group shall be deemed to be actively employed by an Aliant Employer on the last Aliant Valuation Date of such Aliant Plan Year for purposes of this Section 20.09(e).

As of a Valuation Date occurring as soon as practicable after the Aliant Employer Nonelective Contribution for the 2001 Aliant Plan Year has been received by the Trustee, after the credits or debits to each Aliant Participant's Separate Accounts as required by Section 11.07 of the Plan, an amount equal to the Aliant Employer Nonelective Contribution allocable to each Aliant Participant shall be credited to the Separate Account of such Aliant Participant.

Notwithstanding any terms in this Section 20.09(e) or the Plan to the contrary, for the Plan Year ending December 31, 2001 an Aliant Participant shall not be entitled to receive any allocation under the Plan other than the allocation specified in this Section 20.09(e).

ARTICLE XXI

TRANSFER OF BENEFITS WITH RESPECT TO CERTAIN EMPLOYEES

WHOSE EMPLOYMENT TRANSFERS TO CITIZENS UTILITIES COMPANY OR ONE OF ITS AFFILIATES

21.01 Definitions.

For purposes of this Article XXI, the following definitions shall apply:

a. "Citizens" shall mean Citizens Utilities Company, a Delaware corporation; Citizens Telecommunications Company of Oregon, a Delaware corporation; Citizens Utilities Company of California, a California corporation; and Citizens Utilities Company, a Pennsylvania corporation, individually or collectively, as the context may require.

b. An "Effective Date" shall mean an Effective Date as defined in an Employee Transfer Agreement.

c. An "Employee Transfer Agreement" shall mean an Employee Transfer Agreement between ALLTEL Corporation and Citizens Utilities Company, a Delaware corporation (with respect to Navajo Communications Co., Inc.); ALLTEL Corporation and Citizens Utilities Company, a Delaware corporation (with respect to Mountain State Telephone Company); ALLTEL Corporation and Citizens Utilities Company, a Delaware corporation (with respect to ALLTEL Nevada, Inc.); ALLTEL Corporation and Citizens Utilities Company, a Delaware corporation (with respect to NCC Systems, Inc.); ALLTEL Corporation and Citizens Telecommunications Company of Oregon, a Delaware corporation; CP National Corporation and Citizens Utilities Company of California, a California corporation; ALLTEL Tennessee, Inc. and Citizens Utilities Company, a Delaware corporation; and Tuolumne Telephone Company and Citizens Utilities Company, a Pennsylvania corporation; each dated November 28, 1994, (collectively, the "Employee Transfer Agreements").

d. The "Transfer Assets" shall mean the amount or amounts directed by the Company to be transferred to the Transfer Plans in accordance with the elections of the Transfer Employees and the provisions of the Transfer Agreements.

e. A "Transfer Employee" shall mean an active Employee (including an Employee on military leave, maternity leave, or other approved leaves of absence of 12 months or less, short-term disability, and an Employee on layoff with recall rights) whose employment transfers from a Transferring Employer to Citizens, as of an Effective Date and who elects, in a writing delivered to the applicable Transferring Employer in such form and at such time as the Transferring Employer shall prescribe, to have his Separate Account under the Plan transferred to a Transfer Plan.

f. A "Transfer Plan" shall mean such one or more qualified plans as may be designated by Citizens.

g. A "Transferring Employer" shall mean Navajo Communications Co., Inc., Mountain State Telephone Company, ALLTEL Nevada, Inc., NCC Systems, Inc., ALLTEL Oregon, Inc., CP National Corporation, ALLTEL Tennessee, or Tuolumne Telephone Company (collectively, the "Transferring Employers").

21.02 Transfer of Assets.

The Company shall direct the Trustee to transfer the Transfer Assets to the trustee(s) or funding agent(s) for the Transfer Plans, in accordance with the provisions of the Employee Transfer Agreements, to be held, administered, and disposed of by the trustee(s) of the Transfer Plans, under the terms, conditions, and provisions of the Transfer Plans.

21.03 Benefit Payments After an Effective Date but Prior to the Transfer of Assets.

If, on or after an Effective Date and before the actual transfer of assets, benefits become payable under the Plan with respect to a Transfer Employee, the benefits shall be paid from the Plan and the assets and liabilities for benefits to be transferred pursuant to Section 21.02 shall be reduced accordingly.

21.04 Cessation of Participation.

Effective as of the Effective Date applicable to him, a Transfer Employee shall cease to be a Participant in the Plan, and no Transfer Employee or any person claiming under or through any Transfer Employee shall have any benefits or rights under the Plan after the Closing Date (except as provided in Section 21.03).

21.05 Vested Interest of Transfer Employees.

The entire Separate Account of each Transfer Employee shall be transferred to one or more of the Transfer Plans, as designated by Citizens, including any amounts in which the Transfer Employee does not have a nonforfeitable interest. The vested interest of each Transfer Employee in the Transfer Plan applicable to him shall be determined under the provisions of the Transfer Plan, but in no event shall such vested interest be less than the Transfer Employee's vested interest under the Plan as of the Closing Date.

21.06 Plan Continuing.

The applicable Transfer Plan shall be deemed to be a continuation of the Plan with respect to the Transfer Employees, and the transfers of assets to the Transfer Plans shall not be deemed a termination or partial termination of the Plan with respect to the Transfer Employees or otherwise.

21.07 Overriding Provisions.

The provisions of this Article XXI shall apply notwithstanding any other provisions of the Plan, except Section 3.07, and shall override any conflicting Plan provisions.

ARTICLE XXII

TRANSFER OF BENEFITS TO THE PLAN WITH RESPECT TO CERTAIN

FORMER EMPLOYEES OF CITIZENS UTILITIES COMPANY OF PENNSYLVANIA

22.01 Definitions

For purposes of this Article XXII, the following definitions shall apply:

a. "Citizens" shall mean Citizens Utilities Company of Pennsylvania, a Pennsylvania corporation.

b. The "Effective Date" shall mean the Effective Date as defined in the Employee Transfer Agreement.

c. The "Employee Transfer Agreement" shall mean the Employee Transfer Agreement between Citizens Utilities Company, a Pennsylvania corporation, and Tuolumne Telephone Company, dated November 28, 1994.

d. The "Transfer Accounts" shall mean the accounts transferred to the Plan from the Transfer Plan in accordance with the provisions of the Transfer Agreement.

e. A "Transfer Employee" shall mean an active employee (including an employee on military leave, maternity leave, or other approved leaves of absence of 12 months or less, short-term disability, and an employee on layoff with recall rights) whose employment transfers pursuant to the Transfer Agreement from Citizens or one of its affiliates to an Employer, as of the Effective Date, and who elects to have his separate account under a Transfer Plan transferred to the Plan.

f. A "Transfer Plan" shall mean such one or more qualified plans as may be designated by Citizens.

22.02 Transfer of Accounts

The Company shall direct the Trustee to accept the Transfer Accounts from the trustee(s) of the Transfer Plans, in accordance with the provisions of the Employee Transfer Agreement, to be held, administered, and disposed of by the Trustee, under the terms, conditions, and provisions of the Plan. Except as otherwise expressly provided in this Article XXII, the general provisions of the Plan shall govern with respect to the Transfer Accounts, to the extent not inconsistent with any provision of a Transfer Plan that may not be eliminated under Section 411(d)(6) of the Code.

22.02 Establishment of Accounts

As of the Effective Date, Separate Accounts shall be established in accordance with the provisions of Section 11.07 in the name of each Transfer Employee. In addition to any credits or debits to the Separate Account of the Transfer Employees on or after the Effective Date, in accordance with the Plan's general provisions, as of the date the Transfer Accounts are received by the Trustee and deposited in the Trust Fund there shall be credited to each such Separate Account or Sub-Account, as applicable, the value of such Transfer Employee's prior separate account or sub-account of the corresponding type under the Transfer Plan as certified to the Plan Administrator by the plan administrator of the Transfer Plan.

22.03 Elections, Waivers, and Beneficiary Designations

Provided that an election, waiver, or beneficiary designation has not become irrevocable (by reason of death or otherwise), the provisions of the Plan with respect to elections, waivers, and beneficiary designations shall apply to the Transfer Accounts.

22.04 Outstanding Loans

Notwithstanding any other provision of the Plan to the contrary, any outstanding loan of a Transfer Employee under the Transfer Plan shall be repaid under the Plan by payroll deduction and otherwise continue to be administered in accordance with its terms and the applicable provisions of the Transfer Plan in effect at the time the loan was granted.

22.05 Vested Interest of Transfer Employees

Each Transfer Employee shall be 100% vested in the entire balance of his separate account transferred to the Plan from a Transfer Plan.

22.06 Overriding Provisions

The provisions of this Article XXII shall apply notwithstanding any other provisions of the Plan, except Section 3.07, and shall override any conflicting Plan provisions.

ARTICLE XXIII

TRANSFER OF BENEFITS TO THE PLAN WITH RESPECT TO
CERTAIN FORMER EMPLOYEES OF CITIZENS UTILITIES COMPANY

23.01 Definitions

For purposes of this Article XXIII, the following definitions shall apply:

a. "Citizens" shall mean Citizens Utilities Company.

b. The "Effective Date" shall mean the Effective Date as defined in the Employee Transfer Agreement.

c. The "Employee Transfer Agreement" shall mean the Employee Transfer Agreement between Citizens Utilities Company and Systematics Telecommunications Services, Inc., dated February 13, 1995.

d. The "Transfer Accounts" shall mean the accounts transferred to the Plan from the Transfer Plan in accordance with the provisions of the Transfer Agreement.

e. A "Transfer Employee" shall mean an active employee listed on Attachment A to the Transfer Agreement whose employment transfers pursuant to the Transfer Agreement from Citizens to an Employer, as of the Effective Date, and who elects to have his separate account under a Transfer Plan transferred to the Plan.

f. A "Transfer Plan" shall mean such one or more qualified plans as may be designated by Citizens.

23.02 Transfer of Accounts

The Company shall direct the Trustee to accept the Transfer Accounts from the trustee(s) of the Transfer Plans, in accordance with the provisions of the Employee Transfer Agreement, to be held, administered, and disposed of by the Trustee, under the terms, conditions, and provisions of the Plan. Except as otherwise expressly provided in this Article XXIII, the general provisions of the Plan shall govern with respect to the Transfer Accounts, to the extent not inconsistent with any provision of a Transfer Plan that may not be eliminated under Section 411(d)(6) of the Code.

23.03 Establishment of Accounts

As of the Effective Date, Separate Accounts shall be established in accordance with the provisions of Section 11.07 in the name of each Transfer Employee. In addition to any credits or debits to the Separate Account of the Transfer Employees on or after the Effective Date, in accordance with the Plan's general provisions, as of the date the Transfer Accounts are received by the Trustee and deposited in the Trust Fund there shall be credited to each such Separate Account or Sub-Account, as applicable, the value of such Transfer Employee's prior separate account or sub-account of the corresponding type under the Transfer Plan as certified to the Plan Administrator by the plan administrator of the Transfer Plan.

23.04 Elections, Waivers, and Beneficiary Designations

Provided that an election, waiver, or beneficiary designation has not become irrevocable (by reason of death or otherwise), the provisions of the Plan with respect to elections, waivers, and beneficiary designations shall apply to the Transfer Accounts.

23.05 Outstanding Loans

Notwithstanding any other provision of the Plan to the contrary, any outstanding loan of a Transfer Employee under the Transfer Plan shall be repaid under the Plan by payroll deduction and otherwise continue to be administered in accordance with its terms and the applicable provisions of the Transfer Plan in effect at the time the loan was granted.

23.06 Vested Interest of Transfer Employees

Each Transfer Employee shall be 100% vested in the entire balance of his separate account transferred to the Plan from a Transfer Plan.

23.07 Overriding Provisions

The provisions of this Article XXIII shall apply notwithstanding any other provisions of the Plan, except Section 3.07, and shall override any conflicting Plan provisions.

ARTICLE XXIV

TRANSFER OF BENEFITS WITH RESPECT TO
CERTAIN EMPLOYEES WHOSE EMPLOYMENT TRANSFERS TO
FISERVE, INC., FISERVE SAN DIEGO, INC. OR FISERVE BOSTON, INC.

24.01 Definitions

For purposes of this Article XXIV, the following definitions shall apply:

a. "FIserve" shall mean FIserve, Inc., FIserve San Diego, Inc. or FIserve Boston, Inc., individually or collectively, as the context may require.

b. The "Closing Date" shall mean the Closing Date as defined in the Asset Purchase Agreement.

c. The "Asset Purchase Agreement" shall mean the Asset Purchase Agreement among ALLTEL Financial Information Services, Inc., FIserve, Inc., FIserve San Diego, Inc., and FIserve Boston, Inc., dated August 17, 1995.

d. The "Transfer Assets" shall mean the amount or amounts directed by the Company to be transferred to the Transfer Plan in accordance with the provisions of the Asset Purchase Agreement.

e. A "Transfer Employee" shall mean an active Employee whose employment transfers from a Transferring Employer to FIserve as of the Closing Date.

f. The "Transfer Plan" shall mean the qualified plan designated by FIserve.

g. The "Transferring Employer" shall mean ALLTEL Financial Information Services, Inc.

24.02 Transfer of Assets

The Company shall direct the Trustee to transfer the Transfer Assets to the trustee(s) or funding agent(s) for the Transfer Plan, in accordance with the provisions of the Asset Purchase Agreement, to be held, administered, and disposed of by the trustee(s) of the Transfer Plan, under the terms, conditions, and provisions of the Transfer Plan.

24.03 Benefit Payments After the Closing Date but Prior to the Transfer of Assets

If, on or after the Closing Date and before the actual transfer of assets, benefits become payable under the Plan with respect to a Transfer Employee, the benefits shall be paid from the Plan and the assets and liabilities for benefits to be transferred pursuant to Section 24.02 shall be reduced accordingly.

24.04 Cessation of Participation

Effective as of the Closing Date, a Transfer Employee shall cease to be a Participant in the Plan, and no Transfer Employee or any person claiming under or through any Transfer Employee shall have any benefits or rights under the Plan after the Closing Date (except as provided in Section 24.03).

24.05 Vested Interest of Transfer Employees

The entire Separate Account of each Transfer Employee shall be transferred to the Transfer Plan, as designated by FIserve. The vested interest of each Transfer Employee in the Transfer Plan shall be determined under the provisions of the Transfer Plan, but in no event shall such vested interest be less than the Transfer Employee's vested interest under the Plan as of the Closing Date.

24.06 Plan Continuing

The Transfer Plan shall be deemed to be a continuation of the Plan with respect to the Transfer Employees, and the transfer of assets to the Transfer Plan shall not be deemed a termination or partial termination of the Plan with respect to the Transfer Employees or otherwise.

24.07 Overriding Provisions

The provisions of this Article XXIV shall apply notwithstanding any other provisions of the Plan, except Section 3.07, and shall override any conflicting Plan provisions.

ARTICLE XXV

TRANSFER OF BENEFITS TO THE PLAN WITH RESPECT TO
CERTAIN FORMER EMPLOYEES OF CITIZENS SAVINGS BANK

25.01 Definitions

For purposes of this Article XXV, the following definitions shall apply:

a. "Citizens" shall mean Citizens Savings Bank.

b. The "Effective Date" shall mean December 31, 1996, or such later date as may be determined by the Plan Administrator.

c. The "Resource Management Agreement" shall mean the Facilities Management Agreement between Citizens Savings Bank and ALLTEL Financial Information Services Inc., dated May 17, 1996.

d. The "Transfer Accounts" shall mean the accounts transferred to the Plan from the Transfer Plan.

e. A "Transfer Employee" shall mean an employee whose employment transferred from Citizens Savings Bank to ALLTEL Financial Information Services, Inc. pursuant to the Resource Management Agreement.

f. The "Transfer Plan" shall mean the Citizens Employees' Retirement Savings Plan.

25.02 Transfer of Accounts

The Company shall direct the Trustee to accept the Transfer Accounts from the trustee(s) of the Transfer Plan, to be held, administered, and disposed of by the Trustee, under the terms, conditions, and provisions of the Plan. Except as otherwise expressly provided in this Article XXV, the general provisions of the Plan shall govern with respect to the Transfer Accounts, to the extent not inconsistent with any provision of the Transfer Plan that may not be eliminated under Section 411(d)(6) of the Code.

25.03 Establishment of Accounts

As of the Effective Date, Separate Accounts shall be established (to the extent not previously established) in accordance with the provisions of Section 11.07 in the name of each Transfer Employee. In addition to any credits or debits to the Separate Account of the Transfer Employees made in accordance with the Plan's general provisions, as of the date the Transfer Accounts are received by the Trustee and deposited in the Trust Fund there shall be credited to each such Separate Account or Sub-Account, as applicable, the value of such Transfer Employee's prior separate account or sub-account of the corresponding type under the Transfer Plan as certified to the Plan Administrator by the plan administrator of the Transfer Plan.

25.04 Elections, Waivers, and Beneficiary Designations

Provided that an election, waiver, or beneficiary designation has not become irrevocable (by reason of death or otherwise), the provisions of the Plan with respect to elections, waivers, and beneficiary designations shall apply to the Transfer Accounts.

25.05 Outstanding Loans

Notwithstanding any other provision of the Plan to the contrary, any outstanding loan of a Transfer Employee under the Transfer Plan shall be repaid under the Plan by payroll deduction, in accordance with the loan rules and procedures for the Plan, and otherwise continue to be administered in accordance with its terms and the applicable provisions of the Transfer Plan in effect at the time the loan was granted.

25.06 Vested Interest of Transfer Employees

Each Transfer Employee shall be 100% vested in the entire balance of his separate account transferred to the Plan from the Transfer Plan.

25.07 Transfer Plan ADP and ACP Test Provisions

Upon written notification from the plan administrator of the Transfer Plan specifying amounts to be distributed from the Plan from accounts of highly compensated participants in respect of the average deferral percentage and average contribution percentage tests for the Plan Years of the Transfer Plan ending December 31, 1995, and December 31, 1996, respectively, the Plan Administrator shall, as soon as reasonably practicable thereafter, and in no event later than December 31, 1996, and December 31, 1997, respectively, distribute such amounts to such Participants in the manner required in respect of such tests.

25.08 Overriding Provisions

The provisions of this Article XXV shall apply notwithstanding any other provisions of the Plan, except Section 3.07, and shall override any conflicting Plan provisions.

ARTICLE XXVI

TRANSFER OF BENEFITS TO THE PLAN WITH RESPECT TO
CERTAIN FORMER EMPLOYEES OF WILMINGTON SAVINGS FUND SOCIETY, FSB

26.01 Definitions

For purposes of this Article XXVI, the following definitions shall apply:

a. The "Effective Date" shall mean the Transfer Date as defined in the Qualified Plan Transfer Agreement.

b. The "Transfer Agreement" shall mean the Qualified Plan Transfer Agreement between WSFS Financial Corporation and ALLTEL Information Services Inc., dated February 20, 1998.

c. The "Transfer Accounts" shall mean the accounts transferred to the Plan from the Transfer Plan in accordance with the provisions of the Transfer Agreement.

d. A "Transfer Employee" shall mean a person with respect to whom a transfer from the Transfer Plan to the Plan is to occur pursuant to the Transfer Agreement.

e. The "Transfer Plan" shall mean the WSFS Financial Corporation 401(k) Savings and Retirement Plan.

26.02 Transfer of Accounts

The Company shall direct the Trustee to accept the Transfer Accounts from the trustee(s) of the Transfer Plan, in accordance with the provisions of the Transfer Agreement, to be held, administered, and disposed of by the Trustee, under the terms, conditions, and provisions of the Plan. Except as otherwise expressly provided in this Article XXVI, the general provisions of the Plan shall govern with respect to the Transfer Accounts, to the extent not inconsistent with any provision of the Transfer Plan that may not be eliminated under Section 411(d)(6) of the Code.

26.03 Establishment of Accounts

As of the Effective Date, Separate Accounts shall be established in ccordance with the provisions of Section 11.07 in the name of each Transfer Employee. In addition to any credits or debits to the Separate Account of the Transfer Employees on or after the Effective Date, in accordance with the Plan's general provisions, as of the date the Transfer Accounts are received by the Trustee and deposited in the Trust Fund there shall be credited to each such Separate Account or Sub-Account, as applicable, the value of such Transfer Employee's prior separate account or sub-account of the corresponding type under the Transfer Plan as certified to the Plan Administrator by the plan administrator of the Transfer Plan.

26.04 Elections, Waivers, and Beneficiary Designations

Provided that an election, waiver, or beneficiary designation has not become irrevocable (by reason of death or otherwise), the provisions of the Plan with respect to elections, waivers, and beneficiary designations shall apply to the Transfer Accounts.

26.05 Outstanding Loans

Notwithstanding any other provision of the Plan to the contrary, any outstanding loan of a Transfer Employee under the Transfer Plan shall be repaid under the Plan by payroll deduction and otherwise continue to be administered in accordance with its terms and the applicable provisions of the Transfer Plan in effect at the time the loan was granted.

26.06 Vested Interest of Transfer Employees

Each Transfer Employee shall be 100% vested in the entire balance of his separate account transferred to the Plan from the Transfer Plan.

26.07 Overriding Provisions

The provisions of this Article XXVI shall apply notwithstanding any other provisions of the Plan, except Section 3.07, and shall override any conflicting Plan provisions

ARTICLE XXVII
TRANSFER OF BENEFITS TO THE PLAN WITH RESPECT TO
CERTAIN FORMER EMPLOYEES OF SOUTHWESTCO WIRELESS, L.P.

27.01 Definitions

For purposes of this Article XXVII, the following definitions shall apply:

a. "Southwestco" shall mean Southwestco Wireless, L.P.

b. The "Effective Date" shall mean September 30, 2000, or such later date as may be determined by the Plan Administrator.

c. The "Employee Transfer Agreement" shall mean the SWW Employee Transfer Agreement between Southwestco Wireless, L.P. and ALLTEL Corporation, dated January 31, 2000.

d. The "Transfer Accounts" shall mean the accounts transferred to the Plan from the Transfer Plan in accordance with the provisions of the Employee Transfer Agreement.

e. A "Transferred Employee" shall mean an active employee whose employment transfers pursuant to the Employee Transfer Agreement from Southwestco to an Employer as of the Effective Date.

f. The "Transfer Plan" shall mean the Bell Atlantic Mobile Savings and Profit Sharing Retirement Plan.

27.02 Transfer of Accounts

The Corporation shall direct the Trustee to accept the Transfer Accounts from the trustee(s) of the Transfer Plan, in accordance with the provisions of the Employee Transfer Agreement, to be held, administered, and disposed of by the Trustee, under the terms, conditions, and provisions of the Plan. Except as otherwise expressly provided in this Article XXVII, the general provisions of the Plan shall govern with respect to the Transfer Accounts, to the extent not inconsistent with any provision of the Transfer Plan that may not be eliminated under Section 411(d)(6) of the Code.

27.03 Establishment of Accounts

As of the Effective Date, Separate Accounts shall be established in accordance with the provisions of Section 11.07 in the name of each Transferred Employee. In addition to any credits or debits to the Separate Account of the Transferred Employees on or after the Effective Date, in accordance with the Plan's general provisions, as of the date the Transfer Accounts are received by the Trustee and deposited in the Trust Fund there shall be credited to each such Separate Account or Sub-Account, as applicable, the value of such Transferred Employee's prior separate account or sub-account of the corresponding type under the Transfer Plan as certified to the Plan Administrator by the plan administrator of the Transfer Plan.

27.04 Elections, Waivers, and Beneficiary Designations

Provided that an election, waiver, or beneficiary designation has not become irrevocable (by reason of death or otherwise), the provisions of the Plan with respect to elections, waivers, and beneficiary designations shall apply to the Transfer Accounts.

27.05 Outstanding Loans

Notwithstanding any other provision of the Plan to the contrary, any outstanding loan of a Transferred Employee under the Transfer Plan shall be repaid under the Plan by payroll deduction and otherwise continue to be administered in accordance with its terms and the applicable provisions of the Transfer Plan in effect at the time the loan was granted.

27.06 Vested Interest of Transfer Employees

Each Transferred Employee shall be 100% vested in the entire balance of his separate account transferred to the Plan from the Transfer Plan.

27.07 Overriding Provisions

The provisions of this Article XXVII shall apply notwithstanding any other provisions of the Plan, except Section 3.07, and shall override any conflicting Plan provisions.

ARTICLE XXVIII
EXTENSION OF COVERAGE TO CERTAIN EMPLOYEES

28.01 Extension of Coverage to Certain Georgia Exchange Employees

Effective beginning June 1, 1998 and as more specifically hereinafter provided, the proviso to paragraph (a) of Section 1.12 shall not apply to and coverage under the Plan shall be extended to a person who on or after June 1, 1998 is an Employee and who on or before June 1, 1998 was in the bargaining unit described in National Labor Relations Board Case 10-RD-1309 (a "Decertified Employee"): Effective for payroll periods commencing after June 1, 1998, a Decertified Employee who on or after June 1, 1998 would be an Eligible Employee but for the proviso to paragraph (a) of Section 1.12 may elect to become a Participant and to have Salary Deferral Contributions made to the Plan on his behalf by his Employer as provided under Article XII. For purposes of the provisions of the Plan relating to the Employer Qualified Nonelective Contribution for the Plan Year ending December 31, 1998, the Compensation for the Plan Year ending December 31, 1998 of a Decertified Employee who would have been an Eligible Employee at relevant times during the Plan Year ending December 31, 1998 but for paragraph (a) of Section 1.12 shall be determined as though such Decertified Employee had been an Eligible Employee at such relevant times during the Plan Year ending December 31, 1998.

28.02 Extension of Coverage to Certain Ohio Employees

Effective beginning December 16, 1998 and as more specifically hereinafter provided, the proviso to paragraph (a) of Section 1.12 shall not apply to and coverage under the Plan shall be extended to a person who on or after December 16, 1998 is an Employee and who on or before December 16, 1998 was in the bargaining unit described in National Labor Relations Board Case 8-RD-1819 (a "Decertified Employee"): Effective for payroll periods commencing after December 16, 1998, a Decertified Employee who on or after December 16, 1998 would be an Eligible Employee but for the proviso to paragraph (a) of Section 1.12 may elect to become a Participant and to have Salary Deferral Contributions made to the Plan on his behalf by his Employer as provided under Article XII. For purposes of the provisions of the Plan relating to the Employer Qualified Nonelective Contribution for the Plan Year ending December 31, 1998, the Compensation for the Plan Year ending December 31, 1998 of a Decertified Employee who would have been an Eligible Employee at relevant times during the Plan Year ending December 31, 1998 but for paragraph (a) of Section 1.12 shall be determined as though such Decertified Employee had been an Eligible Employee at such relevant times during the Plan Year ending December 31, 1998.

28.03 Extension of Coverage to Certain Georgia Exchange Employees

Effective beginning February 22, 1999 and as more specifically hereinafter provided, the proviso to paragraph (a) of Section 1.12 shall not apply to and coverage under the Plan shall be extended to a person who on or after February 22, 1999 is an Employee and who on or before February 22, 1999 was in the bargaining unit described in National Labor Relations Board Case 10-RD-1320 (a "Decertified Employee"): Effective for payroll periods commencing after February 22, 1999, a Decertified Employee who on or after February 22, 1999 would be an Eligible Employee but for the proviso to paragraph (a) of Section 1.12 may elect to become a Participant and to have Salary Deferral Contributions made to the Plan on his behalf by his Employer as provided under Article XII. For purposes of the provisions of the Plan relating to the Employer Qualified Nonelective Contribution for the Plan Year ending December 31, 1999, the Compensation for the Plan Year ending December 31, 1999 of a Decertified Employee who would have been an Eligible Employee at relevant times during the Plan Year ending December 31, 1999 but for paragraph (a) of Section 1.12 shall be determined as though such Decertified Employee had been an Eligible Employee at such relevant times during the Plan Year ending December 31, 1999.

28.04 Extension of Coverage to Certain Kentucky Employees

Effective beginning January 13, 2000 and as more specifically hereinafter provided, the proviso to paragraph (1) of Section 1.12 shall not apply to and coverage under the Plan shall be extended to a person who on or after January 13, 2000 is an Employee and who on or before January 13, 2000 was in the bargaining unit described in National Labor Relations Board Case 9-RD-1910 (a "Decertified Employee"): Effective for payroll periods commencing after January 13, 2000, a Decertified Employee who on or after January 13, 2000 would be an Eligible Employee but for the proviso to paragraph (1) of Section 1.12 may elect to become a Participant and to have Salary Deferral Contributions made to the Plan on his behalf by his Employer as provided under Article XII. For purposes of the provisions of the Plan relating to the Employer Qualified Nonelective Contribution for the Plan Year ending December 31, 2000, the Compensation for the Plan Year ending December 31, 2000 of a Decertified Employee who would have been an Eligible Employee at relevant times during the Plan Year ending December 31, 2000 but for paragraph (a) of Section 1.12 shall be determined as though such Decertified Employee had been an Eligible Employee at such relevant times during the Plan Year ending December 31, 2000.

28.05 Extension of Coverage to Certain Alabama Employees

Effective beginning February 15, 2001 and as more specifically hereinafter provided, the proviso to paragraph (a) of Section 1.12 shall not apply to and coverage under the Plan shall be extended to a person who on or after February 15, 2001 is an Employee and who on or before February 15, 2001 was in the bargaining unit described in National Labor Relations Board Case 10-RD-1368 (a "Decertified Employee"): Effective for payroll periods commencing after February 15, 2001, a Decertified Employee who on or after February 15, 2001 would be an Eligible Employee but for the proviso to paragraph (a) of Section 1.12 may elect to become a Participant and to have Salary Deferral Contributions made to the Plan on his behalf by his Employer as provided under Article XII. For purposes of the provisions of the Plan relating to the Employer Qualified Nonelective Contribution for the Plan Year ending December 31, 2001, the Compensation for the Plan Year ending December 31, 2001 of a Decertified Employee who would have been an Eligible Employee at relevant times during the Plan Year ending December 31, 2001 but for paragraph (a) of Section 1.12 shall be determined as though such Decertified Employee had been an Eligible Employee at such relevant times during the Plan Year ending December 31, 2001.

ARTICLE XXIX
SPECIAL PROVISIONS AND EFFECTIVE DATES

29.01 Effective Date

This amended and restated Plan is effective as of January 1, 2001, but with respect only to Participants whose employment terminates on or after January 1, 2001, except as may otherwise be provided herein. Unless and to the extent expressly provided in this restatement of the Plan: No provision of this restatement of the Plan shall be construed to expand the definition of eligible employees, change accrued benefits, or otherwise change any substantive provision of the Plan as in effect prior to January 1, 2001. No provision of this restatement of the Plan corresponding to any provision of the Plan that was amended prior to January 1, 2001 shall be effective prior to the relevant effective date or event specified in the prior amendment to the Plan.

29.02 Tax Reform Act of 1986 Effective Dates

Notwithstanding the provisions of Section 29.01, with respect to any change made to the Plan to satisfy the provisions of applicable law, including any regulations, rulings, or other published guidance, such change shall be effective on the first day of the first period (which may or may not be the first day of a Plan Year) with respect to which such change became required because of such provisions.

29.03 GUST Effective Dates

Except as otherwise expressly provided herein, each change made to the Plan by this amendment and restatement of the Plan for the purpose of satisfying a provision of (i) the Uniformed Services Employment and Reemployment Rights Act of 1994, (ii) the Uruguay Round Agreements Act of 1994, (iii) the Small Business Job Protection Act of 1996, (iv) the Taxpayer Relief Act of 1997, (v) the Internal Revenue Service Restructuring and Reform Act of 1998, (vi) the Community Renewal Tax Relief Act of 2000, (vii) any other change in the Code or ERISA, or (viii) regulations, rulings, or other published guidance issued under the Code, ERISA or the legislative enactments listed in (i)-(vi) above (a "Compliance Amendment"), shall be effective as of the first date such change became required by reason of such provision and shall also be effective with respect to any plan merged (including a transfer of assets and liabilities from any plan subject to section 414(l) of the Code) into the Plan as of the first date such change became required by reason of such provision (including for periods prior to the merger date to the extent so required), and accordingly is also an amendment of any plan merged (including a plan from which assets and liabilities were transferred) into the Plan for this purpose. This provision shall be effective to amend any plan merged (including a plan from which assets and liabilities were transferred) into the Plan only with respect to Compliance Amendments, and shall not be construed to expand the definition of "eligible employee," change benefit rates, or otherwise change any substantive provision of any plan merged (including a plan from which assets and liabilities were transferred) into the Plan that is not directly affected by a Compliance Amendment prior to the merger date.

29.04 EGTRAA Effective Dates

This amendment and restatement of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment and restatement is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, provisions of this amendment and restatement implementing EGTRRA shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

EXECUTED this 28th day of December, 2000.
ALLTEL CORPORATION

By: /s/ Scott T. Ford Title: President & COO

ALLTEL CORPORATION 401(k) PLAN
APPENDIX A

Notwithstanding any terms in the Plan to the contrary, in determining Years of Eligibility Service with respect to certain Employees who satisfy the requirements specified in this Appendix A, the terms of this Appendix A shall govern.

In determining Years of Eligibility Service for an Employee described in this Appendix A, the Employee's period or periods of employment with an employer described in this Appendix A shall be counted as Years of Eligibility Service if such period or periods of employment would have been taken into account under the Plan had such period or periods of employment been service with a member of the Controlled Group,. Notwithstanding any other provision of the Plan or this Appendix A, there shall be no duplication of Years of Eligibility Service under the Plan by reason of service (or hours of service) in respect of any single period or otherwise.

a. For an Employee who was an employee of GTE Directories Service Corporation or one of its subsidiaries ("GTE Directories") immediately prior to October 15, 1993 and became an Employee on October 15, 1993 in connection with the Purchase and Sale Agreement dated May 18, 1993 between GTE Directories Service Corporation and ALLTEL Publishing Corporation, the Employee's period or periods of employment with GTE Directories and its affiliated corporations prior to October 15, 1993.

b. For an Employee who was an employee of Dime Savings Bank, F.S.B. ("Dime") immediately prior to October 28, 1995, and became an Employee on October 28, 1995, the Employee's period or periods of employment with Dime prior to October 28, 1995.

c. For an Employee who was an employee of Glendale Federal Bank, F.S.B. ("Glendale") immediately prior to December 1, 1995, and became an Employee on December 1, 1995, the Employee's period or periods of employment with Glendale prior to December 1, 1995.

d. For an Employee who was an employee of Citizens Savings Bank ("Citizens Savings") immediately prior to May 17, 1996, and became an Employee on May 17, 1996, the Employee's period or periods of employment with Citizens Savings prior to May 17, 1996.

e. For an Employee who was an employee of Medical Data Technologies, Inc. ("Medical Data") immediately prior to December 26, 1994, and became an Employee on December 26, 1994, the Employee's period or periods of employment with Medical Data prior to December 26, 1994.

f. For an Employee who was an employee of OnBank & Trust Company ("OnBank") immediately prior to January 19, 1997, and became an Employee on January 19, 1997, the Employee's period or periods of employment with OnBank prior to January 19, 1997.

g. For an Employee who was an employee of City National Bank ("City National") immediately prior to April 1, 1997, and became an Employee on April 1, 1997, the Employee's period or periods of employment with City National prior to April 1, 1997.

h. For an Employee who was an employee of City National Bank ("City National") immediately prior to September 16, 1997, and became an Employee on September 16, 1997, the Employee's period or periods of employment with City National prior to September 16, 1997.

i For an Employee who was an employee of Eclipsys Corporation or Eclipsys Solutions Corporation (collectively, "Eclipsys") immediately prior to October 1, 1997, and became an Employee on October 1, 1997, pursuant to the assignment entered into by and between Eclipsys Solutions Corporation, Eclipsys Corporation and ALLTEL Information Services, Inc. on September 18, 1997, the Employee's period or periods of employment with Eclipsys prior to October 1, 1997.

j. For an Employee who was an employee of CSC Intelicom, Inc. ("CSC") immediately prior to August 9, 1997, and became an Employee on August 9, 1997, the Employee's period or periods of employment with CSC prior to August 9, 1997.

k. For an Employee who was an Employee of CSC Intelicom, Inc. ("CSC") immediately prior to September 20, 1997, and became an Employee on September 20, 1997, the Employee's period or periods of employment with CSC prior to September 20, 1997.

l. For an Employee who was an employee of CSC Intelicom, Inc. ("CSC") immediately prior to October 13, 1997, and became an Employee on October 13, 1997, the Employee's period or periods of employment with CSC prior to October 13, 1997.

m. For an Employee who was an employee of CSC Intelicom, Inc. ("CSC") immediately prior to October 18, 1997, and became an Employee on October 18, 1997, the Employee's period or periods of employment with CSC prior to October 18, 1997.

n. For an Employee who was an employee of CSC Intelicom, Inc. ("CSC") immediately prior to October 20, 1997, and became an Employee on October 20, 1997, the Employee's period or periods of employment with CSC prior to October 20, 1997.

o. For an Employee who was an employee of CSC Intelicom, Inc. ("CSC") immediately prior to November 24 1997, and became an Employee on November 24, 1997, the Employee's period or periods of employment with CSC prior to November 24, 1997.

p. For an Employee who was an employee of CSC Intelicom, Inc. ("CSC") immediately prior to January 3, 1998, and became an Employee on January 3, 1998, the Employee's period or periods of employment with CSC prior to January 3, 1998.

q. For an Employee who was an employee of CSC Intelicom, Inc. ("CSC") immediately prior to February 2, 1998, and became an Employee on February 2, 1998, the Employee's period or periods of employment with CSC prior to February 2, 1998.

r. For an Employee who was an employee of CSC Intelicom, Inc. ("CSC") immediately prior to February 28, 1998, and became an Employee on February 28, 1998, the Employee's period or periods of employment with CSC prior to February 28, 1998.

s. For an Employee who was an employee of CSC Intelicom, Inc. ("CSC") immediately prior to March 27, 1998, and became an Employee on March 27, 1998, the Employee's period or periods of employment with CSC prior to March 27, 1998.

t. For an Employee who was an employee of United Companies Financial Corporation ("UCFC") immediately prior to December 7, 1998, and became an Employee on December 7, 1998, the Employee's period or periods of employment with UCFC prior to December 7, 1998.

u. For an Employee who was an employee of 360 Communications Company ("360") on or after July 1, 1998, who was an employee of 360 prior to July 1, 1998, and who became an Employee prior to January 1, 1999, the Employee's period or periods of employment with 360 prior to July 1, 1998.

v. For an Employee who was an employee of Corporate Solutions International, Inc. ("CSI") immediately prior to April 1, 1999, and became an Employee on April 1, 1999, the Employee's period or periods of employment with CSI prior to April 1, 1999.

w. For an Employee who was an employee of Advanced Information Resources, LTD. ("AIR") immediately prior to September 16, 1999, and became an Employee on September 16, 1999, the Employee's period or periods of employment with AIR prior to September 16, 1999.

x. For an Employee who was an employee of ACE USA Software Sciences ("ACE") immediately prior to October 25, 1999, and became an Employee on October 25, 1999, the Employee's period or periods of employment with ACE prior to October 25, 1999.

y. For an Employee who was an employee of ACE USA Software Sciences ("ACE") immediately prior to November 11, 1999, and became an Employee on November 11, 1999, the Employee's period or periods of employment with ACE prior to November 11, 1999.

z. For an Employee who was an employee of Southern Data Systems, Inc. ("SDS") immediately prior to October 1, 1999, and became an Employee on October 1, 1999, and who was an Employee on January 1, 2000, the Employee's period or periods of employment with SDS prior to October 1, 1999.

aa. For an Employee who was an employee of WestGroup Management Resources, Inc. ("WestGroup") immediately prior to December 20, 1999, and became an Employee on December 20, 1999, and who was an Employee on January 1, 2000, the Employee's period or periods of employment with WestGroup prior to ecember 20, 1999.

bb. For an Employee who was an employee of Bell South Corporation-Atlanta ("BSA") immediately prior to April 1, 2000, and became an Employee on April 1, 2000, the Employee's period or periods of employment with BSA prior to April 1, 2000.

cc. For an Employee who was an employee of Origin Technology in Business, Inc. ("Origin") immediately prior to May 15, 2000, and became an Employee on May 15, 2000, the Employee's period or periods of employment with Origin prior to May 15, 2000.

dd. For an Employee who was an employee of Harris Bank - Chicago ("Harris Bank") immediately prior to September 1, 2000, and became an Employee on September 1, 2000, the Employee's period or periods of employment with Harris Bank prior to September 1, 2000.

ee. For an Employee who was an employee of Benchmark Consulting International, Inc. ("Benchmark") immediately prior to August 2, 2000, and became an employee on August 2, 2000 and who was an Employee on January 1, 2001, the Employee's period or periods of employment with Benchmark prior to August 2, 2000.

ff. For an Employee who was an employee of Datamatic Services, Inc. ("Datamatic") immediately prior to December 6, 2000, and became an Employee on December 6, 2000, and who was an Employee on January 1, 2001, the Employee's period or periods of employment with Datamatic prior to December 6, 2000.

gg. For an Employee who was an employee of PMG Systems, Inc. ("PMG") immediately prior to November 15, 2001, and became an Employee on November 15, 2001, the Employee's period or periods of employment with PMG prior to November 15, 2001.

ALLTEL CORPORATION 401(k) PLAN
APPENDIX B

Notwithstanding any terms in the Plan to the contrary, the terms of this Appendix B shall govern in determining eligibility to share in the allocation of the Employer Qualified Nonelective Contribution with respect to certain Employees who satisfy the requirements specified in this Appendix B.

Each person who is described in this Appendix B shall receive an allocation of the Employer Qualified Nonelective Contribution for the Plan Year as provided in this Appendix B if: such person is credited with at least such number of Hours of Service as the number determined by multiplying 1,000 by a fraction the numerator of which is the number of days of employment with the Controlled Group completed by the Participant in the specified Plan Year and the denominator of which is three hundred sixty-five (365); such person met the eligibility requirements to become a Participant as provided in subsection (b) of Section 10.01 on or before the last day of the specified Plan Year; such person is not otherwise eligible for an allocation of the Employer Qualified Nonelective Contribution under Section 13.04. Such a Participant shall receive an allocation of the Employer Qualified Nonelective Contribution as provided in Section 13.04, but without regard to the requirement that a Participant have a Year of Participation.

a. For the 1996 Plan Year, each person who

i. Was an active employee of Five Paces, Inc. and became an Employee on March 1, 1996;

ii. Was an active employee of Rockland Trust Company and became an Employee on March 1, 1996;

iii. Was an active employee of St. Vincent Infirmary Medical Center and became an Employee on March 17, 1996;

iv. was an active employee of Citizens Savings Bank and became an Employee on May 17, 1996;

v. was an active employee of Security First Nework Bank and became an Employee on June 1, 1996;

vi. was an active employee of St. Elizabeth Hospital and became an Employee on June 23, 1996;

vii. was an active employee of Regional Acceptance Corporation and became an Employee on July 1, 1996; or

viii. was an active employee of West Jefferson Medical Center and became an Employee on September 1, 1996.

b. For the 1997 Plan Year, each person who

i. was an active employee of OnBank & Trust Company and became an Employee on January 19, 1997;

ii. was an active employee of Frontier Cellular of Alabama, Inc. and became an Employee on January 31, 1997;

iii. was an active employee of Wilmington Savings Fund Society, FSB and became an Employee on March 1, 1997;

iv. was an active employee of City National Bank and became an Employee on April 1, 1997;

v. was an active employee of CSC Intelicom, Inc. and became an Employee on August 9, 1997;

vi. was an active employee of Amcore Financial, Inc. and became an Employee on September 15, 1997;

vii. was an active employee of City National Bank and became an Employee on September 16, 1997;

viii. was an active employee of CSC Intelicom, Inc. and became an Employee on September 20, 1997;

ix. was an active employee of Eclipsys Corporation or Eclipsys Solutions Corporation and became an Employee on October 1. 1997;

x. was an active employee of CSC Intelicom, Inc. and became an Employee on October 13, 1997;

xi. was an active employee of CSC Intelicom, Inc. and became an Employee on October 18, 1997;

xii. was an active employee of CSC Intelicom, Inc. and became an Employee on October 20, 1997;

xiii. was an active employee of Tucker Federal Bank and became an Employee on October 20, 1997; or

xiv. was an active employee of CSC Intelicom, Inc. and became an Employee on November 24, 1997.

c. For the 1998 Plan Year, each person who

i. was an active employee of The Georgia Independent RSA Nos. 7 and 10 Cellular Partnership and became an Employee on July 1, 1998;

ii. was an active employee of United Companies Financial Corporation and became an Employee on December 7, 1998;

iii. was an active employee of Harris Trust & Savings Bank and became an Employee on January 19, 1998;

iv. was an active employee of AMCORE Financial, Inc. and became an Employee on August 31, 1998;

v. was an active employee of AMCORE Financial, Inc. and became an Employee on September 16, 1998;

vi. was an active employee of BancWest Corporation of Honolulu, Hawaii and became an Employee on August 1, 1999;

vii. was an active employee of Advanced Information Resources, LTD. and became an Employee on September 16, 1999;

viii. was an active employee of ACE USA Software Sciences and became an Employee on October 25, 1999;

ix. was an active employee of ACE USA Software Sciences and became an Employee on November 11, 1999; or

x. was an active employee of BancWest Corporation of Honolulu, Hawaii and became an Employee on December 1, 1999.

d. For the 2000 Plan Year, each person who

i. was an active employee of GTE Mobilnet Service Corporation and became an Employee on July 1, 2000;

ii. was an active employee of Harris Bank - Chicago and became an Employee on September 1, 2000; or

iii. was an active employee of Radiofone/Cellular One and became an Employee on October 1, 2000.

e. For the 2001 Plan Year, each person who

i. was an active employee of PMG Systems, Inc. ("PMG") and became an Employee on November 15, 2001.